EXHIBIT 10.35


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                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


         (THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of January 1, 1994 by and among CHEMICAL LEAMAN TANK LINES, INC., a Delaware corporation ""Company"), and ASSOCIATES COMMERCIAL CORPORATION ("Secured Party").

                             PRELIMINARY STATEMENT

         The Company and Secured Party are parties to a Revolving Credit Agreement dated November 30, 1990, and amended by eight amendments through June 30, 1993 (the "Loan Agreement").

         The Company has requested the Loan Agreement be amended to modify certain financial covenants and the Secured Party is willing to do so.


                                   SECTION 1

                                   THE CREDIT

1.1 REVOLVING CREDIT LOANS, LIMITED GUARANTY

         (a) REVOLVING CREDIT LOANS. Secured Party agrees to make loans (herein called "Revolving Credit Loans" or "Loans") to the Company from time to time during the period commencing on the date hereof and ending June 30, 1994 or on any earlier date as provided in Section 6.1 hereof (herein called the "Termination Date"), in amounts not to exceed at any one time outstanding, in the aggregate, the amount of $22,500,000 (such sums being referred to herein as the "Commitment Amount"), subject to the Borrowing Base requirements set forth below and all other terms and conditions herein, including, without limitation, Sections 4.2 and 5.2 below (such agreement to make Loans is referred to herein as the "Commitment").

         Each Revolving Credit Loan shall be in the minimum principal amount of $100,000 or if greater, then in multiples of $100,000. Within the limits of the lower of the Commitment Amount or the Borrowing Base, the Company may borrow, prepay and reborrow.

         (b) LIMITED GUARANTY. The Company may hereafter request Secured Party to cause Associates Corporation of North America ("ACONA") to issue one or more limited guaranties to one or more banking associations (each of them, the "Bank") in form attached hereto as Exhibit 1 (herein called a "Guaranty" and collectively called the Guaranties") to assist the Company in causing the Bank's issuance of one or more letters of credit (herein called a "Letter of Credit" and collectively called the "Letters of Credit") to Home Indemnity Company ("HIC"). Secured


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Party will cause ACONA to issue a Guaranty only in the event the conditions set forth herein are satisfied in Secured Party's sole discretion. The Company acknowledges that each Guaranty must be in the form attached hereto as Exhibit
1. Any requests by a Bank to alter the form of the Guaranty in any manner shall not be permitted. The Company further acknowledges that Secured Party has made no representations or warranties regarding the likelihood or probability that a Bank will accept the Guaranty for purposes of issuing a Letter of Credit.

         The Company shall request issuance of a Guaranty by delivering to Secured Party a written request in the form passed hereto as Exhibit 2 (the "Guaranty Request"). ACONA's liability under the Guaranties shall be limited to a maximum amount of $3,750,000; provided however, in no event shall the Obligations (as defined herein) exceed the lesser of the Borrowing Base (as defined herein) or the Commitment Amount. If at any time the Obligations equal or exceed the lesser of the Borrowing Base (as defined herein) or the Commitment Amount, Secured Party shall have no obligation to cause ACONA to issue a Guaranty during such time. The Guaranties shall expire on June 30, 1994, or on the expiration of the term of the applicable Letter of Credit (which term cannot exceed one year), whichever is later. A demand for payment under the Guaranty shall be deemed a request by the Company to Secured Party for a Revolving Credit Loan in the amount of the demand and Secured Party shall have the right to pay the proceeds of such Revolving Credit Loan directly to the Bank without any further authorization from the Company.

         The Company further requests and authorizes Secured Party, subject to the terms hereof, to advance such sums on the Company's behalf at such times as are necessary to pay the Bank and/or to reimburse ACONA in full under any Guaranty. ACONA and Secured Party shall have the right to rely on any demand for payment under any Guaranty made by any employee or officer of the Bank. ACONA and Secured Party shall not be required to investigate the right of the Bank to demand payment under a Guaranty or the right of HIC to demand payment under the Letter of Credit. Any claim the Company may have arising out of any dispute with the Bank or HIC or between the Bank and HIC will not be used as a defense to its obligation hereunder to indemnify Secured Party and ACONA arising from the Guaranties or the Letters of Credit shall be absolute, unconditional and complete. Any such payment by ACONA or Secured Party under any Guaranty shall be considered, for all purposes, a Revolving Credit Loan and shall be secured as set forth in Section 3.1 hereof.

         The Company authorizes Secured Party's indemnification of ACONA in the form attached hereto as Exhibit 3. The Company shall indemnify and hold Secured Party and ACONA harmless from any loss, damage, expense, liability or payment arising by reason of the performance or the making of any payment, whether to the

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Bank or any other party, under any Letter of Credit or any Guaranty, including, without limitation, any obligation arising as a result of a preference under
Section 547 of the Bankruptcy Code caused by issuance of or performance under any Letter of Credit or any Guaranty, or the indemnity agreement between ACONA and Secured Party with respect thereto, or with respect to any Revolving Credit Loan made to the Company or on the Company's behalf hereunder. The Company hereby acknowledges that its liability hereunder, including, without limitation, its liability arising as a result of the foregoing indemnification is secured by all liens and security interests described in Section 3.1 hereof.

         If any Guaranty expires after the Termination Date and ACONA or Secured Party makes a payment under any Guaranty after the Termination Date, any such payment shall be (i) automatically added to and converted into the Term Loan, if any, on a fully amortized basis, without the need for a written modification thereof unless required by Secured Party, or (ii) if no Term Loan was extended to the Company, immediately due and owing from the Company to the Secured Party and failure to repay such amounts immediately shall constitute an Event of Default hereunder.

         In consideration for Secured Party causing ACONA to issue the Guaranties, the Company agrees to pay Secured Party a fee computed monthly at the rate of .167% per month on the average daily amount of the Guaranties, during the period any Guaranty is issued, which has not been drawn upon by the Bank during the preceding month, which fee shall be paid on the first day of each month commencing on the first such day after the date hereof. Such fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

         1.2 EVIDENCE OF DEBT. The Secured Party's books and records shall be prima facie evidence of the aggregate amount from time to time owing under the Revolving Credit Loans.

         1.3 FUNDING PROCEDURES FOR REVOLVING CREDIT LOANS. Each Revolving Credit Loan shall be requested by delivery to the Secured Party of a written loan request signed by the chief executive or chief financial officer of the Company in substantially the form attached hereto as Exhibit 4 ("Revolving Loan Request"). Each Revolving Loan Request shall be delivered in sufficient time such that it is received by Secured Party not less than three Business Days prior to the date of the proposed Loan. Each Revolving Loan Request shall be accompanied by a certificate ("Borrowing Base Certificate"), in substantially the form attached hereto as Exhibit 5, signed by the chief executive or chief financial officer of the Company.

         1.4 COMMITMENT FEE. In consideration for Secured Party issuing the Commitment, the Company agrees to pay Secured Party a

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fee ("Commitment Fee") computed monthly at the rate of .04167% per month on the difference between the Commitment Amount and the sum of (i) the average daily unpaid principal balance owing under the Revolving Credit Loans during the preceding month, and (ii) the average daily amount of the Guaranties during the period any Guaranty is issued which has not been drawn upon by the Bank during the preceding month, which Commitment Fee shall be paid on the fifth day of each month commencing on the first such day after the date hereof. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         1.5 REVOLVING CREDIT LOAN PREPAYMENTS. Under Section 5.2(a), the Company may be obligated to make certain mandatory prepayments on the unpaid principal amount of the Revolving Credit Loans. In addition, the Company may prepay the Revolving Credit Loans in whole at any time or in part from time to time, in either case with accrued interest to the date of such prepayment on the principal amount being prepaid, provided that each such partial prepayment shall be in the principal amount of $100,000 or an integral multiple thereof. Prepayments shall be without premium or penalty.

         1.6 TERM LOAN. Subject to the terms and conditions set forth herein, Secured Party agrees to extend on June 30, 1994, the time for the payment of the then remaining aggregate principal balance of the Revolving Credit Loans. The Company's obligations under such extension shall be referred to herein as the "Term Loan".

         1.7 TERM LOAN REQUEST. The Company must request the Term Loan by delivering to Secured Party, in sufficient time such that it is received by Secured Party prior to June 30, 1994, a written extension request signed by the chief executive or chief financial officer of the Company in substantially the form attached hereto as Exhibit 6 (the "Term Loan Request"). The Term Loan shall be due in forty-eight (48) equal consecutive monthly installments of principal due on the first day of each month commencing on August 1, 1994. Each installment shall be rounded upwards to the next whole dollar except in the case of the final installment which shall be in an amount sufficient to pay in full the remaining unpaid principal amount of the Term Loan. Each principal installment shall be accompanied by a payment of interest accrued to the date of such installment.

         1.8 TERM LOAN PREPAYMENTS. Under Section 5.2(a), the Company may be obligated to make certain mandatory prepayments on the unpaid principal amount of the Term Loan. In addition, the Company shall have the right to prepay the Term Loan in whole at any time or in part from time to time, together with accrued interest to the date of such prepayment on the principal amount being prepaid. Each prepayment shall be in the amount of

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$100,000 or an integral multiple thereof and shall be applied first to accrued interest and then to principal installments remaining on the Term Loan in the inverse order of their maturities.

         1.9 INTEREST. The Company will pay interest on the unpaid principal balance of each Revolving Credit Loan and the Term Loan, accrued from the date of such loan until the principal amount thereof is paid in full, at a rate per annum equal to the following:

                               the interest rate       the interest rate
If the Prime                   on the Revolving         on the Term Loan
Rate is:                     Credit Loan shall be:          shall be:
-------                      ---------------------      -----------------
Equal to or less                       7.5%                  8.5%
than 6%

Less than or equal                   7.625%                  8.5%
to 6.25% and greater
than 6%

Less than or equal                  7.8125%                  8.5%
to 6.5% and greater
than 6.25%

Less than or equal to               8.1875%                8.625%
6.75% and greater than
6.5%

Less than or equal to               8.3750%                 8.75%
7% and greater than
6.75%

Less than or equal to               8.5625%                8.875%
7.25% and greater than
7%

Less than or equal to               8.7500%                 9.0%
7.5% and greater than
7.25%

Less than or equal to               8.9375%               9.125%
7.75% and greater than
7.5%

Less than or equal to               9.1250%               9.250%
8% and greater than
7.75%

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Less than or equal to                9.3125%             9.375%
8.25% and greater than
8%

Less than or equal to                   9.5%              9 .5%
8.5% and greater than
8.25%

Greater than 8.5%                The Prime Rate       The Prime Rate
                                     plus 1%               plus 1%

         The Prime Rate shall mean the per annum lending rate publicly announced from time to time by CoreStates Bank, N.A. (or any successor bank(s) thereto) as the base rate for unsecured short term business loans, such rate being the rate presently referred to by some banks as its base rate or as its reference rate or as its corporate base rate or as its prime rate for unsecured loans of the shortest maturity to corporate borrowers. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall change as and when the Prime Rate shall change. Interest shall be payable on the first day of each month commencing with the first such day after the date of each Revolving Credit Loan, or the Term Loan, as applicable, and on the Termination Date. In the event any Event of Default (as defined herein) shall have occurred and be continuing, a default rate (the "Default Rate") shall be payable monthly on the first day of each month, or on demand by the Secured Party from and after the date of occurrence and until such time as no Event of Default shall continue to exist. Such Default Rate shall be a rate per annum equal to two percent (2.0%) in excess of the interest rate then applicable to the Revolving Credit Loan or Term Loan.

         1.10 PAYMENTS GENERALLY. All payments of principal, interest and fees or other amounts payable hereunder, shall be remitted to the Secured Party at the address set forth opposite its name on the signature pages hereof in immediately available funds. Whether any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest shall continue to accrue during such extension.

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                                    SECTION 2

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Secured Party that:

         2.1 ORGANIZATION, STANDING. It and its parent, Chemical Leaman Corporation, each is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, under the Revolving Credit Loans, under the Term Loan and under all related loan documents (this Agreement, the Revolving Loan Requests, the Term Loan Request, the Security Agreement (defined in Section 3.1) and all related loan documents being referred to herein, individually as a "Loan Document" and collectively, as the "Loan Documents"). Except as set forth in Exhibit 7 hereof, it is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to so qualify unless the failure to so qualify would not
(i) have a material adverse effect on the Company or (ii) affect the validity or enforceability of any Loan Document. Exhibit 8 attached hereto contains an officer's certificate listing each state in which the Company has filed for or obtained approval to operate and each state in which the Company provides intra-state service under the jurisdiction of any state regulatory agency.

         2.2 CORPORATE AUTHORITY, ETC. The making and performance of the Loan Documents are within its power and authority and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and will not require any consent or approval of any of its shareholders or any other person which has not been obtained, do not and will not violate any law, rules, regulation, order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any agreement for payment of money where the indebtedness thereof exceeds $250,000 or any lease having a present value in excess of $50,000 to which it is a party, by which it is bound or to which any of its assets is or may be subject; and do not and will not give rise to any lien or charge upon any of its assets except in favor of the Secured Party. It is not in default in any material respect under any of the foregoing. Exhibit 9 attached hereto is a copy of the resolution of the Company's Board of Directors authorizing it to enter into this Agreement, the other Loan Documents, and the transactions contemplated pursuant hereto and thereto, and naming those representatives or it who are duly authorized to execute this

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Agreement and the other Loan Documents and to take other actions pursuant hereto and thereto.

         2.3 VALIDITY OF DOCUMENTS. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms. To the extent any Loan Document purports to be the undertaking of a party other than the Company, ACONA or the Secured Party, each such Loan Document, when executed and delivered, will be the legal, valid, binding obligation of each of such other party enforceable against each in accordance with its terms. Each Loan Document which purports to create a lien or security interest, when executed and delivered, will be effective to create the lien or security interest it purports to create. Except as has been duly obtained and recited in Exhibit 10 attached hereto, no authorization, consent, approval, license, exemption of or filing or registration with any court, governmental agency or other tribunal is or will be necessary to the validity or performance of any Loan Document.

         2.4 LITIGATION. There are no actions, suits or proceedings pending or threatened against or affecting it or any of its assets before any court, government agency, or other tribunal, which would have a material adverse effect on its or its Affiliates' financial condition, operation or assets or upon its ability to perform under the Loan Documents except as set forth in Exhibit 11 attached hereto. "Affiliate" means any person who directly or indirectly controls or is controlled by or is under common control with the Company. "Control" means the power to direct or cause direction of the management and policies of the controlled person.

         2.5 ERISA. Each employee benefit plan of the Company or multiemployer plan (the "Plans") in which any employee of the Company participate that is subject to any provision of the Employee Retirement Income Security Act of 1974 or the Multiemployer Pension Plan Amendments Act of 1980 and of the regulations adopted pursuant thereto (hereinafter collectively called "ERISA") is being administered in accordance with the documents and instruments governing such Plan, and such documents and instruments are substantially consistent with the applicable provisions of ERISA. None of the Plans or the trusts created hereunder have engaged in a "Prohibited Transaction" which could subject any such Plan or trust to a material tax or penalty on prohibited transactions imposed by the Internal Revenue Code of 1986, as amended (the "Code"), or ERISA. None of the Plans which are "Employee Pension Benefit Plans" or the trusts created hereunder have been terminated since September 2, 1974; nor has any such Plan incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance premiums which have been paid when due, or incurred any material "Accumulated Funding Deficiency"

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whether or not waived; nor has there been any "Reportable Event," or other event or condition, which represents a material risk of termination or any such Plan by the Pension Benefit Guaranty Corporation. With respect to multiemployer plans to which the Company makes contributions but does not participate in the administration of such plans, the Company's representations are based on information received by it concerning each such plan. All contributions required under collective bargaining agreements to which the Company is a party or by which it is bound have been paid. Since April 29, 1980, the Company has not withdrawn from participation in any "Multiemployer Plan" to which it makes contributions, and the Company has not received any notice and is not aware that any multiemployer plan to which it contributes is insolvent or in reorganization status within the meaning of ERISA. As used herein, the terms "Prohibited Transaction" and "Multiemployer Plans" shall have the respective meanings assigned to them in the Code and in ERISA, and the terms "Employee Benefit Plans," "Employee Pension Benefit Plans," "Accumulated Funding Deficiency," "Reportable Event" and "Withdrawal" shall have the respective meanings assigned to them in ERISA.

         2.6 FINANCIAL STATEMENTS. Its financial statements and the consolidated financial statements of Chemical Leaman Corporation, both as of December 31, 1992 and for the period then ending, consisting in each case of a balance sheet, related statements of changes in financial position and statements of operations and changes in shareholders' equity, and accompanying footnotes, and the interim financial statements of each, dated June 30, 1993 furnished to the Secured Party in connection therewith are in each case complete and correct in all material respects and fairly present the financial condition, results of operations and changes in shareholders' equity of each as of the date and for the period referred to, all in accordance with generally accepted accounting principles consistently applied, subject to fiscal year-end audit adjustments in the case of the interim financial statements. There has been no material adverse change in the financial condition or operation of either it or Chemical Leaman Corporation (consolidated) since the date of the interim financial statements except as may have heretofore been disclosed to the Secured Party in writing with a copy being attached hereto as Exhibit 12.

         2.7 MARGIN REGULATIONS. No proceeds of any Loan hereunder will be applied for the purpose of purchasing or carrying or trading in any securities, including "Margin Stock" as defined from time to time by the Board of Governors of the Federal Reserve System, or refinancing any credit previously extended for any such purpose.

         2.8 NOT IN DEFAULT. No Event of Default or other event which, with the giving of notice or the passage of time or both,

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would constitute an Event of Default under any Loan Document has occurred and is continuing.

         2.9 APPROVAL OF REGULATORY AGENCIES. No consent, approval or authorization, or designation, declaration or filing with any governmental agency or authority which could in any way now or hereafter affect the validity or enforceability of any Loan Document is required which has not been obtained.

         2.10 TAX RETURNS. The Company has filed all federal, state and local tax returns and reports which it is required by law to file and has paid all taxes, assessments, withholdings and other governmental charges which are presently due and payable.

         2.11 PERMITS, LICENSES, ETC. The Company possesses all permits, licenses, franchises, trademarks, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, the absence of which would (i) have a material adverse effect on the Company, or (ii) affect the validity or enforceability of any Loan Document.

         2.12 DISCLOSURE GENERALLY. The representations and statements made by or on behalf of the Company in connection with this credit facility and Loans hereunder, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by the Company to the Secured Party in connection with this credit facility, Loans hereunder, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein not misleading.

                                    SECTION 3

                                    SECURITY

         3.1 SECURITY DOCUMENTS. As security for the Obligations, the Secured Party shall have valid, perfected first lien on and security interest in the assets of the Company as specified in the Security Agreement dated November 30, 1990 between the Company and the Secured Party and all Schedule A's attached to the Security Agreement now or at any time in the future (as amended and supplemented, the "Security Agreement").

         3.2 RELEASE OF COLLATERAL. Upon the payment in full of the Obligations (other than the contingent indemnification obligations relating to a preference under Section 547 of the Bankruptcy Code caused by issuance of or performance under the Guaranty, as set forth in Section 1.1(b) herein) and the

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termination of the Commitment and the Guaranty, the Secured Party shall release the lien and security interest of the Secured Party in the assets of the Company as specified in each of the Loan Documents and shall do such things as are reasonably requested by the Company to effect such release, provided, however, if the Obligations (other than the contingent indemnification obligations relating to a preference under Section 547 of the Bankruptcy Code caused by issuance of or performance under the Guaranty, as set forth in Section 1.1(b) herein) are paid in full, the Commitment is terminated and the Guaranty is still outstanding, Secured Party will not be obligated to release its lien as described above until the Company furnishes to Secured Party such amount of cash, to be held as cash collateral and invested in a manner deemed appropriate by Secured Party, as will pay the maximum amount which may be drawn by the Bank under the Guaranty at the date of the prepayment and termination. The Company's election to terminate the Commitment shall be in writing.

                                   SECTION 4

                              CONDITIONS PRECEDENT

         4.1 OBLIGATIONS OF SECURED PARTY. The obligation of Secured Party to make any Loan (other than Revolving Credit Loans pursuant to Section 1.1(b) above), to permit the conversion of the Revolving Credit Loans to the Term Loan or to cause issuance of the Guaranty is conditioned upon the following:

               (a) DOCUMENTS. The Company shall have delivered and the Secured Party shall have received, as applicable, a Guaranty Request, a Revolving Loan Request or a Term Loan Request, and a Borrowing Base Certificate (dated a date which is the last day of the immediately preceding calendar month or a day in the instant calendar month, as the Company may elect), and the Secured Party shall also have received a certificate dated the date of such Loan, Guaranty or Term Loan and signed by the chief executive or chief financial officer of the Company to the effect set forth in Section 4.1(c).

               (b) CONDITIONS. The amount of such Loan or such Guaranty, when added to the Obligations, would not exceed the lesser of (i) the Borrowing Base on the date of such Loan or such Guaranty or (ii) the Commitment Amount and, after giving effect to such Loan or such Guaranty no Event of Default or event, which with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall exist.

               (c) COMPLIANCE; REPRESENTATIONS AND WARRANTIES. The Company and Chemical Leaman Corporation shall have complied and be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained

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in each Loan Document shall be true with the same effect as though such representation and warranty had been made on the date of such Loan.

               (d) EVIDENCE OF AUTHORIZATION. The Secured Party shall have received certified copies of all corporate or other action taken by the Company and Chemical Leaman Corporation to authorize its execution, delivery and performance of the Loan Documents and to authorize the Loans hereunder, together with such other related papers as the Secured Party shall reasonably require.

               (e) INCUMBENCY. The Secured Party shall have received a certificate signed by the secretary or assistant secretary of the Company together with the true signature of such officer or officers, upon which the Secured Party shall be entitled to rely conclusively until it shall have received a further certificate of the appropriate secretary or assistant secretary amending the prior certificate and submitting the signature of the officer or officers named in the new certificate.

               (f) SECURITY AGREEMENT. The Secured Party shall have received a Supplemental Schedule A to the Security Agreement in the form attached hereto as
Exhibit 13 describing the additional Revenue Equipment, if any, which is necessary to satisfy the Borrowing Base requirements below, together with all instruments, certificates of title, financing statements and other documents then required to be delivered pursuant to the Security Agreement, in each instance in form and substances satisfactory to the Secured Party.

               (g) EVIDENCE OF PRIORITY. The Secured Party shall have received evidence it deems reasonably appropriate that it has a first priority and perfected security interest and lien on the Revenue Equipment.

         4.2 REVOLVING CREDIT LOANS UNDER THIS AGREEMENT. The obligation of Secured Party to make the first Revolving Credit Loan under this Agreement and to cause issuance of the Guaranty are further conditioned upon the following:

               (a) LEGAL OPINION. The Secured Party has received the favorable written opinion of counsel for the Company which shall be addressed to the Secured Party, in form and substance satisfactory to the Secured Party.

               (b) SECURITY AGREEMENT. The Secured Party shall have received the Security Agreement together with all instruments, certificates of title, financing statements and other documents then required to be delivered pursuant to the Security Agreement in each instance in form and substance satisfactory to Secured Party.

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         4.3 TERM LOAN. The obligation of Secured Party to make the Term Loan is, in addition to the other conditions stated in this Section 4 (including, without limitation, those with respect to a Borrowing Base Certificate, the Term Loan Request and the absence of any defaults), further conditioned upon receipt by the Secured Party of copies of all consents, approvals or authorizations, each in form and substance reasonably acceptable to the Secured Party, of all governmental agencies and authorities which may be required in connection with insuring the validity and enforceability of the Term Loan. If the conditions precedent herein relating to the Term Loan are not satisfied prior to the Termination Date, the Secured Party shall have no obligation to make the Term Loan and the Revolving Credit Loans shall then be immediately due and payable.

                                   SECTION 5

                              COVENANTS OF COMPANY

         The Company agrees that, so long as either the Commitment remains in effect, or any Obligation is outstanding, other than contingent liability under any indemnification provision (with the exception of the indemnification provisions relating to the Guaranty) to the extent there are no such indemnification claims by the Secured Party:

        5.1 REPORTING REQUIREMENTS.

               (a) ANNUAL FINANCIAL STATEMENTS. As soon as available but in any event within 120 days after the end of each fiscal year, the Company will deliver to Secured Party financial statements of Chemical Leaman Corporation (consolidated) for such fiscal year. "Financial Statements" shall mean a balance sheet, a statement of earnings or loss, and a statement of changes in financial position for the fiscal year and the immediately preceding fiscal year in comparative form. Financial Statements shall include consolidating balance sheets and income statements of Chemical Leaman Corporation and its subsidiaries and shall be in reasonable detail with appropriate notes and be prepared in accordance with generally accepted accounting principles applied on a consistent basis. Annual Financial Statements of Chemical Leaman Corporation shall be certified (without any material qualification, exception or limiting statement or disclosure) by independent public accountants of nationally recognized standing who shall be acceptable to the Secured Party, which acceptance shall not be unreasonably withheld.

               (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the Company will deliver to Secured Party financial statements of the

Company and Chemical Leaman Corporation (consolidated) for comparable period of the preceding fiscal year and in each instance the cumulative year to date. Quarterly financial statements shall be certified by the president, chief executive or chief financial officer of the Company or Chemical Leaman Corporation, as applicable, as being complete and correct in all material respects, subject to normal year-end audit adjustments.

               (c) OTHER STATEMENTS AND REPORTS. Promptly following request by the Secured Party, the Company also will furnish such additional information, reports or statements as the Secured Party from time to time may reasonably request.

               (d) ANNUAL AND QUARTERLY DEFAULT CERTIFICATES. Each annual and quarterly financial statement will be accompanied by a certificate signed by the president of the Company stating whether in his opinion an Event of Default or event which with notice or lapse of time or both would become an Event of Default exists on the date of said certificate together with a statement of the details and action taken or to be taken if any Event of Default or event exists. Each annual financial statement also will be accompanied by a statement of the firm of independent public accountants which reported on statements of Chemical Leaman Corporation to the effect that in the course of, and based solely upon their regular audit of the financial statements of Chemical Leaman Corporation and its wholly-owned subsidiary Chemical Leaman Tank Lines, Inc., nothing came to their attention which caused them to believe that on the date of such statements any Event of Default or event which with notice or lapse of time or both would become an Event of Default or an event which with notice or lapse of time or both would become an Event of Default existed, relating to Section 5.2 hereof, or, in the alternative that an Event of Default existed, relating to
Section 5.2 hereof, and setting forth the details thereof.

               (e) INTERIM DEFAULT CERTIFICATES. The Company will deliver to Secured Party forthwith upon occurrence of any Event of Default or event which with notice or lapse of time or both would become an Event of Default a certificate signed by the president of the Company stating the details and action taken or to be taken with respect thereto.

               (f) MONTHLY REPORTS. The Company will deliver to the Secured Party within 30 days after the end of each month a Borrowing Base Certificate dated the last day of such month together with appropriate schedules reflecting the Revenue Equipment included in the Borrowing Base.

         5.2 BORROWING BASE, FINANCIAL CONDITIONS AND RATIOS. The Company will maintain (on a consolidated basis with its subsidiaries), and the Company agrees that this Section 5.2 will be deemed breached if Chemical Leaman Corporation (on a consolidated basis) does not also maintain, a Borrowing Base and minimum financial conditions and ratios, as follows:

               (a) BORROWING BASE. The total amount of the unpaid principal of the Loans and the Term Loan, the accrued and unpaid interest owing under the Loans and the Term Loan, the amount guaranteed under the Guaranty (whether or not Secured Party or ACONA has made payment under the Guaranty), the accrued and unpaid fees and expenses owed by the Company to Secured Party, and all other absolute and contingent obligations and liabilities of the Company to the Secured Party and/or ACONA now existing or hereafter arising, whether under this Agreement or any other agreement, including, without limitation, liabilities arising as a result of preference claims under Section 547 of the Bankruptcy Code (collectively, the "Obligations"), shall not, in the aggregate, exceed the Borrowing Base, provided such covenants shall not be deemed breached if, within twenty seven (27) days after each date on which the Obligations exceed the Borrowing Base, a prepayment on the Obligations is made in an amount sufficient to assure continued compliance with the covenant going forward or additional equipment which is satisfactory to Secured Party and which is of a Value sufficient to cause the Borrowing Base to exceed the Obligations is added to the Revenue Equipment.

         "BORROWING BASE" shall be determined on the first date of each month and shall mean an amount equal to the then aggregate Book Value of all Revenue Equipment on such date.

         "BOOK VALUE" for an item of Revenue Equipment as of any date of determination shall mean (a) the Value thereof plus Refurbishments thereto less Depreciation thereto as of such date (b) times 85%. Any item of Revenue Equipment which is lost, stolen or destroyed or which is materially damaged but not repaired within thirty (30) days shall have a Book Value of zero.

         "VALUE" of an item of Revenue Equipment shall mean:

               (i) with respect to all Revenue Equipment listed in Schedule A to the Security Agreement dated November 30, 1990 ("Schedule A") the respective values thereof;

               (ii) with respect to each used item of equipment to be added as Revenue Equipment to Schedule A at a later date, (i) the value of similarly equipped Revenue Equipment of the same manufacturer, model and year listed in the appraisal prepared by Tank Trailers, Inc. dated October 5, 1990 (the "Appraisal") less Depreciation and (ii) which does not meet the parameters of subsection (i) of this paragraph (b), the value which Secured Party and Company shall agree upon, and (iii) if subsections (i) and (ii) of this paragraph (b) are not applicable, then the appraised value which Tank Trailers, Inc. shall determine in accordance with the method used by Tank Trailers, Inc. under the Appraisal;

               (iii) with respect to each item of equipment purchased new by the Company, which has not been used by the Company or anyone else for more than ninety (90) days at the time it is to be added as Revenue Equipment to Schedule A at a later date, the purchase cost to Company of such new item of Revenue Equipment.

         "REFURBISHMENTS" shall mean an amount equal to 80% of the cost to Company of the work performed by independent, unaffiliated third parties constituting material rebuilding or replacement of the superstructure, undercarriage, tanks, liners, cryogenic equipment or the like of the Revenue Equipment. Such costs shall constitute Refurbishments only in the event the related work is performed on an item of Revenue Equipment subsequent to the date such item of Revenue Equipment is added to Schedule A as Revenue Equipment. In no event shall all aggregate Refurbishments, for purposes of determining the Borrowing Base, exceed $3,000,000 per year. Repairs to damaged Revenue Equipment shall not be deemed Refurbishments.

         "DEPRECIATION" for an item of Revenue Equipment as of any date of determination shall mean an amount equal to .83% of its original purchase price to the Company times (a) in the case of Revenue Equipment whose value is determined under paragraphs (a), (b)(ii), (b)(iii) or (c) above, the number of months such item of Revenue Equipment has been listed as Revenue Equipment on Schedule A and (b) in the case of Revenue Equipment whose value is determined under paragraph (b)(i) above, the number of months from the date hereof to the date of determination.

         "REVENUE EQUIPMENT" shall mean all the Company's trucks, tractors, trailers and similar equipment described in Schedule A to the Security Agreement as such Schedule A shall be amended or supplemented from time to time, in which Secured Party has a first priority and perfected security interest.

               (b) CURRENT RATIO. A current ratio (Current Assets to Current Liabilities exclusive of the current portion of long term liabilities) of not less than 1:1.

               (c) CURRENT ASSETS and CURRENT LIABILITIES shall mean, respectively, all assets or liabilities of the Company which would, in accordance with generally accepted accounting principles, be classified as current assets, as applicable; provided, however, that the term Current Liabilities shall exclude the Company's obligations under (i) this Agreement, and (ii) the Receivables Purchase Agreement between the Company, Quala Systems, Inc. and Pickering Way Funding Corp. ("Receivables Agreement").

               (d) TANGIBLE NET WORTH. Tangible net worth (tangible assets i.e., total assets excluding patents, copyrights, capitalized research and development costs, goodwill, operating rights and other intangible assets, minus total liabilities (excluding all operating leases)) of the Company of not less than $20,142,000, and tangible net worth of Chemical Leaman Corporation (on a consolidated basis and including the book value of all outstanding Series A Preferred Stock) of not less than $21,962,000.

               (e) LIABILITIES TO TANGIBLE NET WORTH. A ratio of Total Liabilities to Tangible Net Worth of the Company and Chemical Leaman Corporation, respectively, which is not at any time more than 3.97:1, and 3.82:1.

         "TOTAL LIABILITIES" shall mean the total liabilities shown on the balance sheet, of the Company or Chemical Leaman Corporation, as applicable, plus, to the extent not shown on such balance sheet, the value of all leases, including all operating leases discounted to present value at the rate of return which the lessee will pay on each lease.

               (f) DEBT COVERAGE. With respect to the Company, a ratio of Current Income to Current Obligations at all times specified not less than 1.00:1.

          "CURRENT INCOME" shall mean consolidated net income of the Company for the fiscal period plus depreciation deducted during the period and amounts added to or subtracted from, as applicable, any reserve for deferred tax liability during the period minus any dividends or distributions paid or declared during the period.

         "CURRENT OBLIGATIONS" shall mean (i) the amount of all obligations maturing within the next succeeding 365 days excluding the Company's obligations under the Loans, the revolving credit facility with CoreStates Bank, N.A. and the Receivables Agreement; plus (ii) 25% of the principal balance of the Loans and Term Loan outstanding hereunder plus the principal balance of the notes outstanding under the revolving credit facility with CoreStates Bank, N.A. plus the principal balance of the Company's obligations under the Receivables Agreement. In calculating this ratio, Current Income shall be determined for each period based on actual Current Income for the preceding four fiscal quarters.

         5.3 PERFORMANCE OF LOAN DOCUMENTS; FURTHER ASSURANCES. The Company will duly and punctually perform each and every undertaking under each Loan Document and execute and deliver all such other and further instruments, and do and perform all such further acts and things as the Secured Party may reasonably request to assure the rights and benefits afforded by the Loan Documents or which are intended so to be afforded, including but not limited to rights and benefits of any security interest therein granted.

         5.4 COMPLIANCE WITH LAWS. The Company will comply with all applicable laws, rules, regulations and orders of any governmental authority to which it may be subject, the failure to which would (i) have a material adverse effect on the Company or (ii) affect the validity or enforceability of the Loan Documents, including but not limited to the payment and discharge of all taxes, assessments and governmental charges upon it, its income and its assets and properties prior to the dates on which penalties are attached thereto, except to the extent such compliance shall be contested in good faith and by appropriate proceedings.

         5.5 MAINTENANCE OF ASSETS; PERMITS, LICENSES, ETC. The Company will maintain and preserve the Revenue Equipment and substantially all of its other assets in good working order and condition, ordinary wear and tear excepted, and will continue to possess all permits, licenses, franchises, trademarks, copyrights, and patents necessary to the conduct of its business as conducted or as proposed to be conducted, the failure to which would (i) have a material adverse effect on the Company or (ii) affect the validity or enforceability of the Loan Documents, except for its transfer of various trademarks assigned to its wholly-owned subsidiary, CLT Services, Inc. As set forth in the definition of "Book Value" in Section 5.2 herein, any item of Revenue Equipment which is lost, stolen or destroyed or which is materially damaged but not repaired within thirty (30) days shall have a Book Value of zero, but shall not otherwise constitute a breach of this covenant by the Company.

         5.6 CORPORATE EXISTENCE. The Company and Chemical Leaman Corporation each will maintain itself in good standing as a business corporation under the jurisdiction of its incorporation and qualify and remain qualified to do business in all jurisdictions where the nature of the business it transacts or the character of the assets or properties owned or leased by it makes such qualification necessary, the failure to which would (i) have a material adverse effect on the Company or (ii) affect the validity or enforceability of the Loan Documents.

         5.7 BOOKS AND RECORDS. The Company will keep adequate records and books of account in which complete and correct entries will be made in accordance with generally accepted accounting principles, reflecting all its financial transactions. The Company will permit the Secured Party, or the representative of the Secured Party to examine and make copies of and abstracts from the records and books of account, visit the properties of the Company, and discuss the affairs, finances, assets and accounts of the Company with any officer, director or other executive of the Company.

         5.8 MERGER; PURCHASE OR SALE OF ASSETS. The Company will not (a) dissolve, (b) adopt or enter into any plan or agreement of liquidation, (c) enter into any merger or consolidation with or acquire all or substantially all of the assets of any other person unless the surviving entity shall be the Company, or (d) sell or otherwise suffer a transfer of any shares of its capital stock to any person other than Chemical Leaman Corporation.

         5.9 LOANS; ADVANCES. After December 31, 1992, the Borrower shall not make any additional loans to others, except that the Borrower may make loans to
(a) the Parent in an aggregate amount not to exceed (i) an additional $6,000,000 at any time outstanding during calendar year 1993 and (ii) an additional $3,000,000 at any time outstanding during calendar year 1994, the proceeds of which shall be used by the Parent only to pay operating and administrative expenses; (b) its Subsidiaries, the Parent (which shall be in addition to the loans provided in clause (a) above) and the Parent's Subsidiaries in an aggregate amount not to exceed $3,500,000 at any time outstanding; and (c) the Company's owner/operators in an aggregate amount not to exceed $2,000,000 at any time outstanding.

         5.10 NATURE OF BUSINESS. The Company shall not change the nature of its business to the extent that the Revenue Equipment would not be appropriate to service its busness. In this regard, the Company acknowledges that (i) currently, the nature of the Company's business is over the road haulage of bulk products, chemicals, petroleum, natural gas and the like (the "Basic Business") and (ii) the Company has selected and purchased the Revenue Equipment specifically to serve the Basic Business.

                                    SECTON 6

                                    DEFAULT

         6.1 EVENTS OF DEFAULT. The Company shall be in default if any one or more of the following events ("EVENT OF DEFAULT") occurs:

               (a) PRINCIPAL OR INTEREST. The Company fails to pay any installment of principal of or interest on the Loans or the Term Loan within 5 days after the date it is due and payable (whether at maturity, by notice of intention to prepay, or otherwise) or fails to pay within 10 days after written notice that any other amount is due and payable under any Loan Document:

               (b) NO NOTICE COVENANTS. The Company fails to observe or perform any covenant or agreement contained in Sections 5.1,

5.2, 5.6, 5.7, 5.8, 5.9 or 5.10 without regard to whether or not any such notice of such failure has been given by the Secured Party;

               (c) NOTICE COVENANTS. The Company fails to observe or perform any covenant or agreement contained in any Loan Document other than those contemplated in clause (b) above for 30 days after written notice thereof has been given by the Secured Party specifying the default and requiring that it be remedied;

               (d) REPRESENTATIONS, WARRANTIES, ETC. Any representation or warranty made by the Company in any Loan Document or any statement or representation made in any certificate (including, without limitation, the Revolving Loan Request, the Term Loan Request and the Borrowing Base Certificates), report or opinion delivered in connection with any Loan Document shall prove to have been incorrect in any material respect when made;

               (e) CROSS DEFAULT. Any obligation of the Company or Chemical Leaman Corporation to any person for payment of money where the indebtedness thereof exceeds $1,000,000 becomes or is declared to be due and payable prior to its stated maturity of any event of default or event which with the passing of time or notice or both shall have occurred the effect of which will permit the holder of any such obligation to demand payment of such obligation prior to its stated maturity, or any obligation of the Company or Chemical Leaman Corporation under any lease having a present value in excess of $1,000,000, whether operating or capital in nature, shall be in default the effect of which will permit the lease to be terminated or money damages to be collected;

               (f) BANKRUPTCY, ETC. The Company or Chemical Leaman Corporation is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in Bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remained undismissed for a period of 60 days, indicated its consent to, approval of or acquiescence in any such proceeding or any receiver or trustee for the Company or Chemical Leaman Corporation for any substantial part of the property of either is appointed, or the Company or Chemical Leaman Corporation suffers any such receivership or trusteeship to continue undischarged for a period of 60 days;

               (g) JUDGMENT. Any judgments against the Company or any attachments against its assets or property for amounts in excess of $1,000,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of 60 days;

               (h) ERISA. Any Reportable Event (as such term is defined in ERISA or any other fact or circumstance which the Secured Party in good faith determines constitutes ground for the termination of any employee benefit plan maintained for employees of the Company or Chemical Leaman Corporation and covered by Title IV of ERISA or grounds for the appointment by an appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing for 5 days, or any such plan shall be terminated within the meaning of such Title IV, or a trustee shall be appointed by the appropriate United States District Court to administer such plan or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such plan or to appoint a trustee to administer such plan, if upon the termination of the plan or plans with respect to which any of the foregoing events shall have occurred there is or would be, in the reasonable judgment of the Secured Party, a material resultant liability of the Company or Chemical Leaman Corporation; or

               (i) OWNERSHIP. Mr. David R. Hamilton, Mr. George McFadden, Mr. John McFadden and the Estate of Joseph C. Szabo, the members of their immediate families, and trusts they control for the benefit of the members of their immediate families, shall own, in the aggregate, beneficially and of record, less than (i) fifty percent 50% of the outstanding common stock of Chemical Leaman Corporation or (ii) if and so long as David Hamilton is the Chief Executive Officer of Chemical Leaman Corporation, thirty percent (30%) of such stock.

         THEN and in every such event other than those specified in clause (f) above, Secured Party may, in its sole discretion, terminate the Commitment (the date of such termination being a Termination Date as defined in Section 1.1) and declare the Obligations payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Upon the occurrence of any event specified in clause (f) above, the Commitment shall automatically terminate the Obligations, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. If the Guaranty shall remain unfunded at such time, Secured party shall be entitled to withhold from the proceeds of disposition of the Revenue Equipment sufficient funds to satisfy the obligations under the Guaranty.

                                    SECTION 7

                                 MISCELLANEOUS

         7.1 WAIVER. No failure or delay on the part of the Secured Party or ACONA exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         7.2 AMENDMENTS. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by the Company or Chemical Leaman Corporation therefrom shall be effective unless the same shall be in writing and be signed by the Secured Party and then any such waiver or consent shall be effective only in the specified instance and for the specific purpose for which given. No notice to or demand on the Company shall entitle the Company to any other or further notice or demand in similar or other circumstances. No amendment, modification, termination or waiver shall affect the payment of principal, interest or any fee provided herein, or change the Commitment.

         7.3 GOVERNING LAW. The Loan Documents and all rights and obligation of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of Pennsylvania.

         7.4 ASSIGNMENT. Each Loan Document shall bind and inure to the benefit of the Company and Secured Party and their respective successors and assigns, except that the Company shall not have the right to assign any of its rights, obligations or any interest of it under any Loan Document without the prior written consent of the Secured Party. No person not a party to any Loan Documents is intended to be benefitted thereby.

         7.5 SEVERABILITY. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of such provision in any other jurisdiction.

         7.6 CAPTIONS. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a care of any Loan Document for any other purpose.

         7.7 NOTICES. All notices, requests, demands, directions, declarations and other communications between the Secured Party and the Company provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telecopied, or delivered in hand to the applicable party at its address indicated by its signature on the signature page hereto. The foregoing shall be effective when deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telecopy or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

         7.8 EXPENSES OF THE SECURED PARTY. The Company will from time to time reimburse the Secured Party on demand for all expenses (including the reasonable fees and expenses of legal counsel) in connection with the preparation of the Loan Documents, the making of any Revolving Credit Loans, the ordinary administration of the Loan Documents, including all out-of-pocket expenses incurred by the Secured Party with respect to obtaining, amending, or releasing certificates of title, the enforcement of the Loan Documents, appraisals under
Section 5.2 hereof, and except for liabilities and damages arising from the Secured Party breach of this Agreement or any Loan Document, all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and costs expenses and disbursements which may be imposed on, incurred by or asserted against the Secured Party in any way relating or arising out of this Agreement or any Loan Document or any action taken or omitted by the Secured Party hereunder or thereunder.

         7.9 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Secured Party shall have received signed counterparts or notices by telecopy of the signature page that the counterpart has been signed and is being delivered to the Secured Party or telex that such counterparts have been signed by all of the parties hereto or thereto.

         7.10 FINANCING STATEMENTS. Secured Party has filed against the Company financing statements with collateral descriptions covering all of the Company's present and future trailers and semi-trailers. In the event the Company (i) seeks financing from a source other than Secured Party and such source requires as a condition to such financing a lien against trailers and semi-trailers other than the Revenue Equipment (the "Additional Equipment"), or (ii) elects to sell, transfer or otherwise dispose of any item of Additional Equipment, upon the Company's written request Secured Party agrees to promptly release its interest in the Additional Equipment and execute and deliver to the Company such documents and instruments as the Company may reasonably request to evidence such release. The agreement within this Section shall not be construed as waiver of any of the terms and conditions of this Agreement.

         7.11 CONFIRMATION. This Amended and Restated Revolving Credit Agreement does not create or evidence new indebtedness but merely amends and restates the terms and provisions of the Revolving Credit Agreement.

         IN WITNESS WHEREOF, the Company and the Secured Party have caused this Agreement to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

102 Pickering Way                          CHEMICAL LEAMAN TANK LINES, INC.
Exton, PA 19341
Attention:
Charles E. Fernald, Jr.                   By: /s/ [ILLEGIBLE]
Telecopy #: (215) 363-4251                    ----------------------------------
                                          Title:
                                                -------------------------------

300 E. Carpenter Freeway                   ASSOCIATES COMMERCIAL CORPORATION
Irving, Texas 75062
Attention:
Charles W. Staudenmayer                    By: /s/ C.W. Staudenmayer
Telecopy #: (214) 541-3381                     ---------------------------------
                                          Title: Senior Vice President
                                                 -------------------------------

                                LIST OF EXHIBITS

EXHIBIT NO.    DESCRIPTION
-----------    -----------
      1        ACONA Limited Guaranty
      2        Guaranty Request
      3        ACONA/Secured Party Indemnity
      4        Revolving Loan Request
      5        Borrowing Base Certificate
      6        Term Loan Request
      7        Exceptions to Business Qualification
      8        List of Regulated States
      9        Board Resolution
     10        Exceptions to Authorization Covenants
     11        Litigation
     12        Exceptions to No Material Adverse Change Covenant
     13        Supplemental Schedule A to Security Agreement

                                LIMITED GUARANTY
                               (Letter of Credit)

                                           Issuing Bank
         xxxxx xxxxxx                                   xxxx xxxx xxxxx
Beneficary                                 Amount
                                                                  U.S. Dollars
                                           ($        )

Application for Letter of Credit           Expiry Date:

Dated:
           (herein called the Application)

         Applicant has requested that Bank extend financial accommodations to Applicant by issuing the commerical or standby letter of credit described in the Application for Applicants account and by honoring or accepting drafts drawn in accordance with such letter of credit. In order to induce Bank to extend such financial accommodation to Applicant, Associates Corporation of North American ("ACONA:) hereby guarantees the full payment when due, upon five (5) days written demand from Bank to ACONA, of all of the obligations of Applicant to Bank described below, provided however, that ACONIA obligation to Bank hereunder
is limited to a maximum                      of United States Dollars ($ ). As
used herein, "Obligations" shall mean and refer to (a) all debts, liabilities and obligations of Applicant to Bank owing in conjunction with the letter of credit described in the Application and (b) all debts, liabilites and obligations of Applicant with respect to any drafts honored and or accepted by Bank in accordance with such letter of credit. A copy of the Application is attached hereto as Exhibit A, incorporated herein by this reference, and made a part hereof.

         Except as may be specifically provided herein, this is an absolute, unconditional guaranty of payment and not of collectibility. This Guaranty is limited in amounts specific and applies only to the Obligations of the Applicant described above. Under no circumstances shall this Guaranty be construed as a continuing guaranty, a guaranty in excess of the stated maximum, or a guaranty of any other indebtedness of Applicant to Bank.

               1. Bank shall not, without the prior written consent of ACONA, renew, extend, refund, modify or amend the terms of any Application, the letter of credit itself or any acceptance(s) created or drawn in accordance with the Application, or in any manner surrender, release, or otherwise discharge the Applicant from Applicant's Obligations with respect thereto, other than upon receipt by Bank of payment or settlement in full. Only one or more of the following individual's is authorized to execute any such consent on behalf of
ACONA:

                      Ronald J. Krause
                      Harold D. Marshall

                                                (Specimen Signature)

Bank shall not, without prior written notice to ACONA, exercise any of its rights against the Applicant, any collateral or security for the Obligations of Applicant guaranteed hereunder, or as against any other party primarily or secondarily liable with respect to the Obligations guaranteed hereunder. Bank may apply the proceeds of any collateral or security (other than any sums received pursuant to this Guaranty) to any indebtedness of Applicant to Bank as permitted by the terms of the security agreement(s) between Applicant and Bank and in such order as it may elect without any requirement to account to ACONA for the order or authorization.

               2. Bank shall not be required, as a condition of this Guaranty,
(i) to proceed against the Applicant by suit or otherwise; (ii) to obtain, perfect an interest in, foreclose, proceed against, liquidate or exhaust any collateral securing the Obligations of Applicant to Bank: or (iii) to exercise, pursue or enforce any remedy Bank may have against the Applicant, any other guarantor of the Obligations of the Applicant or any other party. The liability of ACONA hereunder is not conditioned or contingent upon the validity, sufficency or enforceability of any agreement evidencing the Obligations of Applicant or any collateral or security therefor or guarantees thereof. ACONA shall not avail itself of any defense which the Applicant may have against Bank other than (i) the full payment to or settlement of the Obligations guaranteed hereunder, and/or (ii) the wrongful honoring or accepting by Bank of drafts drawn in conjunction with the letter of credit.

               3. ACONA shall have no right of subrogation to the rights of Bank hereunder, nor any right to participate in any collateral held by Bank, on account of payment by it of certain of the Obligations guaranteed hereunder, unless all Obligations of Applicant to Bank guaranteed hereunder have been paid in full. Upon payment in full by ACONA, Bank will assign and transfer all of Bank's rights as against Applicant with respect to such Obligations to ACONA, or to a subsidiary of ACONA designated by ACONA, "without recourse or warranty, express or implied," and will endorse and delver all documents, instruments, bill of lading, and or documents of title, either establishing such Obligations or created, issued or received in connection therewith. Bank hereby agrees that, until such time as any document, instrument, bill of lading and, or document of title received by Bank in connection with the letter of credit described in the Application is delivered to Applicant in accordance with such letter of credit. Bank shall hold any such document, instrument, bill of lading and/or document of title as balance for ACONA and its subsidiaries, as well as for Bank's own purposes, and not as agent or bailee of Applicant.

               4. ACONA represents to Bank that the execution and performance of this Guaranty have been duly authorized by all necessary corporate action, that this Guaranty is issued in conjunction with the business operations of a commercial finance subsidiary of ACONA and that the amount of the Obligations guaranteed hereunder is and shall continue to be within all dollar limitations from time to time approved by resolution of the Board of Directors or the Executive Committee of the Board of Directors of ACONA for guarantees of this type. Upon request of Bank, ACONA hereby agrees to provide Bank with a copy of the applicable resolutions certified by the Secretary or an Assistant Secretary of ACONA.

               5. This Guaranty shall inure to the benefit of and may be enforced by Bank, its successors and assigns and any party to whom all or any part of the Obligations guaranteed hereunder may be transferred, negotiated or assigned. If a portion of the Obligations guaranteed hereunder is sold, transferred or negotiated, Bank shall have the right to enforce this Guaranty as to the remaining portion of the Obligations.

               6. ACONA hereby waives notice of acceptance of this Guaranty and it shall be conclusively presumed that the issuance by Bank of the letter of credit described in the Application and/or the honoring or accepting of drafts in accordance with its terms was made, honored or accepted in reliance upon this Guaranty.

               7. The obligations of ACONA to Bank hereunder shall automatically terminate upon the early of (a) full payment or settlement in full of the Obligation guaranteed hereunder or (b) the Expiry Date. Any demand for payment by Bank to ACONA hereunder must be in writing and must be sent to:

                    Associates Corporation of North America
                    c/o Associates Commercial Corporation

         Attention:

               8. This Guaranty shall be governed, construed and enforced in accordance with the laws of the State of Illinois. Each provision of this Guaranty is intended receivable. In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of any interpretation placed in by any court, this Guaranty shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provision hereof and any and all provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

     In Witness Whereof, Associates Corporation of North America has executed this Limited Guaranty this ______day of ___________________________.

Attest:                                 Associates Corporation of North America

By                                      By
   ---------------------------------      --------------------------------------


          EXHIBIT 1 TO AMENDED AND RESTATES REVOLVING CREDIT AGREEMENT

              EXHIBIT 2 MADE TO AND FORMING A PART OF THE AMENDED
         AND RESTATED REVOLVING CREDIT AGREEMENT DATED JANUARY 1, 1994

                                GUARANTY REQUEST

TO: Associates Commercial Corporation

         Chemical Leaman Tank Lines, Inc. ("Company") hereby requests Associates Commercial Corporation ("Secured Party") to cause Associates Corporation of North America to issue a Limited Guaranty (the "Guaranty") to ____________________________________________________________________________ in
the form attached, as Exhibit 1, to the Amended and Restated Revolving Credit Agreement dated October 15, 1993 between Company and Secured Party which amends that certain Revolving Credit Agreement dated November 30, 1990 between Company and Secured Party (as amended the "Revolving Credit Agreement"). The Guaranty shall be in the amount of $________. The Company's rights and obligations regarding the Guaranty are subject to the Revolving Credit Agreement.

         The undersigned, on behalf of Company, represents and warrants to Secured Party that:

               1. Company has not directly or indirectly violated any of the provisions of the Revolving Credit Agreement and has performed and will continue to perform all of Company's obligations under the Revolving Credit Agreement in accordance with the terms thereof; and

               2. Each representation and warranty contained in the Revolving Credit Agreement is true and correct as of the date hereof.

         Attached hereto is a Borrowing Base Certificate bearing even date herewith.

Dated:
      ------------------------------

CHEMICAL LEAMAN TANK LINES, INC.

By:
   ---------------------------------

Title:
      ------------------------------

             EXHIBIT 3 MADE TO AND FORMING A PART OF THE AMENDED AND
            RESTATED REVOLVING CREDIT AGREEMENT DATED JANUARY 1, 1994

                             INDEMNIFICATION LETTER

Date:
     ----------------------

Associates Corporation of North America
250 E. Carpenter Freeway
Irving, TX 75062-2789

Gentlemen:

         Associates Commercial Corporation ("ACC") hereby requests that, as a financial accommodation to ACC, Associates Corporation of North America ("ACONA") execute and deliver its guaranty of payment of indebtedness owed by Chemical Leaman Tank Lines, Inc. (the "Company") to ___________________________ (the "Bank") which will issue a letter of credit to Home Indemnity Company for the account of the Company. Such guaranty shall be similar in form and substance to the Limited Guaranty attached hereto.

               In consideration of ACONA's issuance of such guaranty and any renewals thereof, ACC hereby absolutely and unconditionally agrees to indemnify and hold ACONA harmless from and against any loss, damage, expense, liability or payment arising by reason of the performance or the making of any payment, whether to the Bank or any other party, under such guaranty, including, without limitation, any liability arising as a result of a preference under Section 547 of the Bankruptcy Code caused by issuance of or performance under such guaranty, and further agrees to either provide ACONA with all funds necessary to honor such guaranty, to reimburse ACONA for any sums ACONA may be required to advance pursuant to such guaranty, or to advance directly to the Bank the funds necessary to honor such guaranty.

                                     Very truly yours,

                                     ASSOCIATES COMMERCIAL CORPORATION

                                     By:
                                        ----------------------------------------

                                     Title:
                                            ------------------------------------

                    EXHIBIT 4 MADE TO AND FORMING A PART OF
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED JANUARY 1, 1994

                             REVOLVING LOAN REQUEST

                                                          Date:
                                                               -----------------

TO: Associates Commercial Corporation

         A. Request. Chemical Leaman Tank Lines, Inc. ("Company") hereby requests Associates Commercial Corporation ("Secured Party") to make a loan ("Loan") to Company in the principal amount of _____________________ Dollars ($________) ("Principal Amount") pursuant to that certain Revolving Credit Agreement between Company and Secured Party dated __________________, 1990 (the "Revolving Credit Agreement"). The Loan requested hereunder is a Revolving Credit Loan, as defined in the Revolving Credit Agreement and is subject thereto.

         B. REPRESENTATIONS AND WARRANTIES. The undersigned, on behalf of Company, represents and warrants to Secured Party that:

               1. Company has not directly or indirectly violated any of the provisions of the Revolving Credit Agreement and has performed and will continue to perform all of Company's obligations under the Revolving Credit Agreement in accordance with the terms thereof;

               2. the Loan will be utilized by Company for purposes in the ordinary course of its business and the Loan will not be utilized for shareholder loans, stock redemption or other purposes not in the ordinary course of Company's business; and

               3. each representation and warranty contained in the Revolving credit Agreement is true and correct as of the date hereof.

         C. REPAYMENT. If the conditions precedent to the Loan as set forth in the Revolving Credit Agreement are met and Secured Party advances the Loan proceeds requested hereunder, Company promises to pay to Secured Party at 300 E. Carpenter Freeway, Irving, Texas 75062, or such other place as Secured Party may designate in writing, the Loan in the following manner:

         The Principal Amount, together with all accrued and unpaid interest, shall be payable on ___________, 1991. Interest before maturity shall be payable monthly on the unpaid Principal Amount, at the Governing Rate (as defined below). The first interest payment shall be payable on ______________ and subsequent interest payments shall be payable on the like date of each month thereafter. Mandatory prepayments hereunder may be required pursuant to the Revolving Credit Agreement.

         The "Governing Rate" shall mean a simple interest per annum rate equal to the fixed rate of 1% plus the Prime Rate (as defined below) in effect as of the first business day of each month, but in no event shall the Governing Rate exceed 13% simple interest per annum or be less than 9.5% simple interest per annum.

         The "Prime Rate" shall mean the per annum lending rate publicly announced from time to time by Philadelphia National Bank (or any successor bank(s) thereof) as the base rate for unsecured short term business loans, such rate being the rate presently referred to by some banks as its base rate or as its reference rate or as its corporate base rate or as its prime rate for unsecured loans of the shortest maturity to corporate borrowers.

         The Governing Rate hereunder shall be computed at the option of Secured Party on the basis of a 360-day year for the actual number of days elapsed. All payments may at the option of Secured Party be applied first to delinquency charges, then to interest, and then to principal. The acceptance by Secured Party of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of the Secured Party's right to receive payment in full at such or at any other time.

         Time is of the essence hereof. Upon failure of the Company to make any payment on its due date, or upon the occurrence of an event of default or other breach of any of the provisions of the Revolving Credit Agreement or any other instrument or agreement by the Company to Secured Party (collectively the "Documents") and at any time thereafter as long as the default continues, Secured Party may, at its option, with or without notice to the Company (which notice of intention to accelerate is hereby expressly waived by Company), declare all remaining payments to be immediately due and payable, with interest thereon at a per annum rate of 3% plus the Prime Rate, if not prohibited by law, otherwise at the highest rate that the Company can legally obligate itself to pay and/or Secured Party can legally collect (the "Default Rate"). In the event of a default as described above, the Default Rate will accrue from the date of such default until such time as no event of default shall exist, regardless of whether or not the amounts owing hereunder have been accelerated.

         The Company and all sureties, endorsers, guarantors and any others who may at any time become liable for the payment hereof hereby consent to any and all extensions of time, renewals, waivers and modifications of, and substitutions or releases of security or of any party primarily or secondarily liable on, or with respect to, this Request or the Documents or any of the terms, conditions and provisions of either, without limitation as to the number or the periods thereof, that may be made, granted or consented to by Secured Party, and agree that suit may be brought and maintained against any one or more of them, at the election of Secured Party, without joinder of the others as parties thereto, and that Secured Party shall not be required to first foreclose, proceed against, or exhaust any security hereof in order to enforce payment by them, or any one or more of them, of this Request. The Company and all sureties, endorsers, guarantors and any others who may at any time become liable for the payment hereof severally waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection with this Request, filing of suit and diligence in collecting this Request or enforcing any of the security herefor, and agree to pay, if permitted by law, all expenses incurred in collection, including the reasonable fees of any attorneys retained by Secured Party (20% of the amount then due, or if probited by law, such lesser sum as may not be so prohibited), and hereby waive all benefits of valuation, appraisement and exemption laws. The Company and all sureties, endorsers, guarantors and any others who may at any time become liable for the payment of the indebtedness evidenced by this Request hereby agree that Secured Party may bring any legal proceedings it deems necessary to enforce the payment and performance of the obligations of the Company under this Request and under the Documents in any court in the state shown above in which this Request is payable, and service of process may be made upon each of them by mailing a copy of the summons to such person at its address last known to Secured Party.

         Any provisions hereof contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof.

         Notwithstanding any other provision to the contrary set forth herein, if at any time implementation of any provision hereof shall raise the interest rate herein above the lawful maximum, if any, in affect from time to time in the applicable jurisdiction for loans to borrowers of the type, in the amount, for the purposes, and otherwise of the kind herein contemplated, then such interest rate shall be limited to such lawful maximum and any excess interest inadvertently collected shall be deemed to be a partial prepayment of principal and so applied.

         This Request shall be subject to, governed and construed according to the laws of the state of Pennsylvania.

         This Request and amounts owing hereunder are secured by the collateral described in the Revolving Credit Agreement and in the related security agreements, and is subject to the terms of Revolving Credit Agreement.

                                      CHEMICAL LEAMAN TANK LINES, INC.

                                      By:
--------------------------------         -----------------------------------
Witness
                                      Title:
                                            --------------------------------

                    EXHIBIT 5 MADE TO AND FORMING A PART OF
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED JANUARY 1, 1994

                                 BORROWING BASE
                                 CERTIFICATE #
                              (AS OF               )


BORROWING BASE:

 1. Total net appraised value of revenue equipment
    (from line #6 of certificate #____________).                  $
                                                                  --------------
                    ADDITIONS:
 2. Net appraised or agreed value of revenue
    equipment pledged since certificate #____________).           $
                                                                  --------------
 3. Refurbishments completed since certificate
    #_______________(x) 80%.                                      $
                                                                  --------------
              DEDUCTIONS:
 4. Net appraised value of revenue equipment
    destroyed or otherwise deleted since
    certificate #_______________________.                         $
                                                                  --------------
 5. Monthly depreciation of revenue equipment on
    line 1 net of line 4.                                         $
                                                                  --------------
 6. Sub-total (lines 1 + 2 + 3 - 4 - 5).                          $
                                                                  --------------
 7. Borrowing base (line 6 x 85%).                                $
                                                                  --------------

STATUS OF LOANS AND LETTERS OF GUARANTY:

 8. Present outstanding loan balance.                             $
                                                                  --------------
 9. Present outstanding letters of guaranty.                      $
                                                                  --------------
10. Present total loans and letters of
    guaranty.                                                     $
                                                                  --------------

ADDITIONAL ADVANCE AND/OR LETTER OF GUARANTY REQUEST:

11. Additional loans requested.                                   $
                                                                  --------------
12. Additional letter of guaranty requested.                      $
                                                                  --------------
13. Proposed total loans letters of guaranty
    (lines 10 + 11 + 12).                                         $
                                                                  --------------
14. Proposed unused availability (lines 7-13).                    $
                                                                  --------------

         We hereby certify that the foregoing statement of our pledged assets and loan liabilities are true and correct and according to the records of the undersigned and that all certificates heretofore or herewith made by the undersigned concerning the assets and liabilities are true and correct and the assets are collateral for loans and letters of guaranty from Associates Commercial Corporation and Associates Corporation of North America.


                                     Borrower: Chemical Leaman Tank Lines, Inc.

Date:                                By:
      -----------------------           ----------------------------------------

                                     Title:
                                            ------------------------------------

                    EXHIBIT 6 MADE TO AND FORMING A PART OF
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED JANUARY 1, 1994

                               TERM LOAN REQUEST

                                                          Date:
                                                               -----------------

TO: Associates Commercial Corporation

         A. Request. Chemical Leaman Tank Lines, Inc. ("Company") hereby requests Associates Commercial Corporation ("Secured Party") to extend the payment terms of all Revolving Credit Loans (as defined in that certain Revolving Credit Agreement dated November 30, 1990 between Company and Secured Party, referred to herein as the "Revolving Credit Agreement") pursuant to the terms of the Revolving credit Agreement. The principal balance of all Revolving Credit Loans as of the date hereof is _______________________ Dollars ($___________) (the "Term Loan Amount"). The extension requested hereunder evidences the "Term Loan" as defined in the Revolving Credit Agreement.

         B. Representations and Warranties. The undersigned, on behalf of Company, represents and warrants to secured Party that:

               1. Company has not directly or indirectly violated any of the provisions of the Revolving Credit Agreement and has performed and will continue to perform all of Company's obligations under the Revolving Credit Agreement in accordance with the terms thereof;

               2. the Term Loan Amount will continue to be utilized by Company for purposes in the ordinary course of its business and the Term Loan Amount will not be utilized for shareholder loans, stock redemption or other purposes not in the ordinary course of Company's business; and

               3. each representation and warranty contained the Revolving Credit Agreement is true and correct as of the date hereof.

         C. Repayment. If the conditions precedent to the Term Loan as set forth in the Revolving Credit Agreement are met and Secured Party agrees to the extension requested hereunder, Company promises to pay to Secured Party at 300
E. Carpenter Freeway, Irving, Texas 75062, or such other place as Secured Party may designate in writing, the Term Loan Amount in the following manner:

         The Term Loan Amount shall be paid in 48 installments with $______________ payable on January 1, 1992, and the like sum payable on the like date of each month thereafter until fully paid, provided, that the final installment shall be in the amount of the remaining unpaid balance, and with interest before maturity at the Governing Rate (as defined below) payable monthly on unpaid principal balances.

         The "Governing Rate" shall mean a simple interest per annum rate equal to the fixed rate of 1% plus the Prime Rate (as defined below) in effect as of the first business day of each month, but in no event shall the Governing Rate exceed 13% simple interest per annum or be less than 9.5% simple interest per annum.

         The "Prime Rate" shall mean the per annum lending rate publicly announced from time to time by Philadelphia National Bank (or any successor bank(s) thereof) as the base rate for unsecured short term business loans, such rate being the rate presently referred to by some banks as its base rate or as its prime rate for unsecured loans of the shortest maturity to corporate borrowers.

         The Governing Rate hereunder shall be computed at the option of the Secured Party on the basis of a 360-day year for the actual number of days elapsed. All payments may at the option of the Secured Party be applied first to delinquency charges, then to interest, and then to principal. The acceptance by the Secured Party of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of the Secured Party's right to receive payment in full at such or at any other time.

         Time is of the essence hereof. Upon failure of the Company to make any payment on its due date, or upon the occurrence of an event of default or other breach of any of the provisions of the Revolving Credit Agreement or any other instrument or agreement by the Company to Secured Party (collectively the "Documents") and at any time thereafter as long as the default continues, the Secured Party may, at its option, with or without notice to the Company (which notice of intention to accelerate is hereby expressly waived by Company), declare all remaining payments to be immediately due and payable, with interest thereon at a per annum rate of 3% plus the Prime Rate, if not prohibited by law, otherwise at the highest rate that the Company can legally obligate itself to pay and/or the Secured Party can legally collect (the "Default Rate"). In the event of a default as described above, the "Default Rate"). In the event of a default as described above, the Default Rate will accrue from the date of such default until such time as no event of default shall exist, regardless of whether or not the amounts owing hereunder have been accelerated.

         The Company and all sureties, endorsers, guarantors and any others who may at any time become liable for the payment hereof hereby consent to any and all extensions of time, renewals, waivers and modifications of, and substitutions or releases of security or of any party primarily or secondarily liable on, or with respect to, this Request or the Documents or any of the terms, conditions and provisions of either, without limitation as to the number or the periods thereof, that may be made, granted or consented to by

                    EXHIBIT 7 MADE TO AND FORMING A PART OF
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED JANUARY 1, 1994

                      EXCEPTIONS TO BUSINESS QUALIFICATION

                                      NONE

                    EXHIBIT 8 MADE TO AND FORMING A PART OF
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED JANUARY 1, 1994

                            LIST OF REGULATED STATES

         The Company has applied for and received authority to engage in intra-state authority in the following states:

         Alabama              Maryland            Ohio
         California           Massachusetts       Oklahoma
         Connecticut          Michigan            Pennsylvania
         Delaware             Missouri            Rhode Island
         Georgia              Nevada              South Carolina
         Illinois             New Hampshire       Tennessee
         Indiana              New York            Texas
         Kentucky             North Carolina      West Virginia
         Louisiana

         The following states do not regulate intra-state authority and, therefore, the Company is not required to apply for authority to engage in intra-state activities:

         Delaware
         Florida
         Maine
         New Jersey                         -
         Vermont
         Washington D.C.

                    EXHIBIT 9 MADE TO AND FORMING A PART OF
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED JANUARY 1, 1994

                        CHEMICAL LEAMAN TANK LINES, INC.
                          ACTION BY UNANIMOUS CONSENT

                               NOVEMBER 29, 1990

         The Undersigned, being all of the members of the Board of Directors of CHEMICAL LEAMAN TANK LINES, INC., a Delaware corporation (the "Company"), do hereby unanimously consent that the following resolutions shall have the same force and effect as if duly adopted by a duly convened meeting of the Board of
Directors:

         RESOLVED, that the Revolving Credit Agreement by and between the Company and Associates Commercial Corporation ("Associates"), substantially in the form circulated herewith (the "Associates Revolving Credit Agreement"), is hereby authorized and approved; and be it further

         RESOLVED, that the President and any Vice President, the Secretary, and either of the Assistant Secretaries of the Company, or any of them, be, and each of them hereby is, authorized to execute and deliver to Associates the Associates Revolving Credit Agreement and any loan request, security agreement and any other document, contemplated thereby in the forms hereby approved or with other document, contemplated thereby in the forms hereby approved or with such changes as the officer or officers executing the same shall approve, such approval to be conclusively evidenced by such officer's or officers' execution and delivery of the same; and any such action taken by any such officer prior to the date of these resolutions is hereby ratified and approved; and be it further

         RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to do all such other acts and things, execute and deliver all such other documents and give all such other assurances as may be necessary or desirable to carry out the transactions contemplated by the Associates Revolving Credit Agreement, and any extensions, renewals, or modifications of any of the terms or provisions of the Revolving Credit Agreement (provided that the Board of Director's approval shall be required for action increasing the credit line under said agreement), and to perform the obligations of the Company under the documents authorized therein, the doing of any such act or thing, or the execution and delivery of any such document, or the giving of any such assurance to be conclusive evidence of the necessity or desirability thereof.


                                         /s/ John J. Kilcullen
                                         --------------------------------------
                                         John J. Kilcullen


                                         /s/ Eugene C. Parkerson
                                         --------------------------------------
                                         Eugene C. Parkerson


                                         /s/ Charles E. Fernald, Jr.
                                         --------------------------------------
                                         Charles E. Fernald, Jr.

                    EXHIBIT 10 MADE TO AND FORMING A PART OF
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED JANUARY 1, 1994

                     EXCEPTIONS TO AUTHORIZATION COVENANTS

                      North Carolina Utilities Commission
                    Pennsylvania Public Utilities Commission

                    EXHIBIT 11 MADE TO AND FORMING A PART OF
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED JANUARY 1, 1994


                                   LITIGATION

         The Company is involved in litigation from time to time in the ordinary course of its business principally involving the following primary areas: (i) environmental; (ii) traffic accidents involving its drivers; (iii) disputes with current or former employees or independent contractors, including workers' compensation claims, termination claims and compensation claims; and (iv) claims by shippers regarding contamination of shipments or other alleged non-performance by the Company under shipment contracts.

         Without limiting the generality of the foregoing, the Company is involved ln the following litigation:

         (a) Branford Terminal: On September 8, 1991, product owned by Synthetic Products Company in a tank truck operated by Company reacted and was released at Company's Branford, Connecticut facility. Company believes Synthetic Products to have been the sole cause of the release. On March 23, 1993, Company and Synthetic Products each paid the Connecticut Department of Environmental Protection ("DEP") $81,585.09 to reimburse expenses incurred by DEP responding to the release In addition, other claims for personal injury and/or property damage have been asserted as a result of the release. Company has settled several such claims for de minimis amounts. Company has reserved its right to seek recovery from Synthetic Products of all or part of amounts Company has paid in settlement.

         (b) Rose Orchards: On February 13, 1992, Rose Orchards filed suit against Company and Synthetic Products in the United States District Court for the District of Connecticut seeking damages allegedly sustained as a result of the tanker release Company's Branford, Connecticut facility described above. On June 22, 1992, Atlas Fence Company filed a similar suit against Company and Synthetic Products. In both cases, which were subsequently consolidated for discovery, Company filed an answer denying liability and cross claims against Synthetic Products seeking damages and indemnity in connection with the Branford incident. In December, 1992, Company and Synthetic Products each paid $58,750.00 in settlement of Atlas Fence's claims. On April 2, 1993, Company and Synthetic Products each paid $315,000 in settlement of Rose Orchards' claims. Company has reserved its right to seek recovery from Synthetic Products of all or part of amounts Company has paid in settlement.

         (c) Skelton: On February 28, 1993 Company received a written notice from attorneys representing Alden Shelton, a minor, stating that he and his immediate family intended to

                                 Exhibit 11 - 1
pursue claims against Company and Synthetic Products for birth defects and other personal injury allegedly caused by the Branford release. As noted above, Company believes Synthetic Products have been the sole cause of the release. At this time, it would be speculative to predict the nature or extent of Company's potential exposure in this matter.

     (d) Omer E. Lewis.

         In September, 1990, the Company was served with a Notice of Charge of Discrimination filed by an unsuccessful job applicant by the name of Omer E. Lewis alleging that he had been discriminated against on the basis of his age. The Notice of Charge was not accompanied by a charge itself, but the EEOC has nevertheless proceeded to investigate the matter. The Company has vigorously opposed this claim and submitted a position statement with supporting documentation indicating that there were legitimate business reasons unrelated to Mr. Lewis' age for the Company's decision not to hire him as a truck driver. In addition, the Company has submitted documentation in response to an EEOC information request establishing that it has also declined to hire other applicants who were similarly situated to Mr. Lewis without regard to age.

         The EEOC issued a Determination on June 30, 1991 finding that there was no reasonable cause to believe that the Company had discriminated against Mr. Lewis, and the EEOC accordingly terminated its investigation of this matter. Under federal law, Mr. Lewis had two years from the date of the allegedly discriminatory hiring decision (three years in the case of willful violations) to bring suit in federal court on his claim of age discrimination. The employment decision in question is alleged to have occurred on or about June 1, 1990, so that the two year limitations period has already expired. While the Company has no information to date indicating that Mr. Lewis has or that he intends to file suit on this claim, because the longer limitations period governing violations that are alleged to be willful has not yet run, it would still be theoretically possible for Mr. Lewis to do so.

         Should Mr. Lewis decide to bring suit, the Company believes that there are potentially meritorious defenses available to the Company. Furthermore, the Company believes that Mr. Lewis' failure to perfect his EEOC charge and to bring suit within the two year limitations period further reduces the prospect of a successful suit on his part. Nevertheless, the Company is unable to state at this time whether an outcome unfavorable to it is either probable or remote if suit should be brought, nor can it estimate the amount or range of loss in the event of an unfavorable outcome.

     (e) Simpson.

                                 Exhibit 11 - 2

         In January 1992, complainant Glenda Simpson filed a charge of sex discrimination with the Equal Employment Opportunity Commission ("EEOC") against the Company. Simpson alleges in her charge that she was an applicant for a truck driver position at the Company's terminal in Clute, Texas and that she was denied employment because of her sex in violation of Title VII of the Civil Rights Act. No damages are specified in the charge. The EEOC has submitted discovery requests related to the charge to the Company.

         The Company has vigorously opposed this claim, by submitting a Position Statement with supporting documentation indicating that there were legitimate business reasons unrelated to Ms. Simpson's sex for the Company's decision not to hire her as a truck driver. In addition, the Company has submitted additional documentation in response to an EEOC information request relating to other individuals hired at the trucking terminal at which Ms. Simpson applied.

         The Company believes that there are potentially meritorious defenses available to it. Nevertheless, the case is still in its investigatory stage, and the EEOC has not yet rendered any determination. Therefore, the Company unable to state at this time whether an outcome unfavorable to it is either probable or remote, nor can it estimate the amount or range of loss in the event of an unfavorable outcome.

     (f) Johnson.

         Plaintiff Charlene Johnson has filed a two-count civil action against the Company in the United States District Court for the Southern District of Texas. In the first count, Johnson claims that she was an employee of the Company and that the Company committed unlawful sex discrimination in violation of Title VII of the Civil Rights Act by "terminating" her as a truck driver. In the second count, Johnson claims that the Company intentionally interfered with her business relationships or attempted business relationships with some prospective employers. The prospective employers, who are six other trucking companies, had also been named as defendants in this case, but have since been dismissed from the action. Plaintiff Johnson is seeking, among other things, unspecified amounts of back pay, front pay, damages for mental anguish and exemplary damages.

         Discovery in this matter is proceeding, and the Company intends to defend vigorously this litigation. A trial date of July 12, 1993 has been set by the Court in its original scheduling order. At this point in the litigation, is unable to state whether an outcome unfavorable to the Company is either probable or remote nor can it estimate the amount or range or loss in the event of an unfavorable outcome.

                                 Exhibit 11 - 3

     (g) Shondelmyer and Matie.

         Franklin Shondelmyer ("Shondelmyer") and Howard Matie ("Matie") were employed by Triple R Transportation ("Triple R"), a fleet operator which leased trucks and drivers to Chemical Leaman Tank Lines, Inc. Shondelmyer and Matie both sustained work-related injuries, and filed workers' compensation claims against Triple R. Triple R was not insured, and has not satisfied the Shondelmyer or Matie claims. Triple R was liquidated and no longer exists as a corporate entity. When Triple R failed to make workers' compensation payments in these cases, a criminal action was brought against the individual who owned and/or managed Triple R. While that criminal action resulted in a judgment against the individual, the individual responded with a bankruptcy petition that apparently overrode any payment obligations arising out of the criminal action.

         Shondelmyer and Matie also asserted claims against the Company arguing that the Company is their statutory employer under the Pennsylvania Workers Compensation Act and therefore responsible for satisfying their claims. The Company agreed to a stipulated resolution of such claims and is paying both claimants monthly the amounts they are due under the Acts.

     (h) Eric A. Barlow.

         Eric A. Barlow, a truck driver, filed an action against his former employer, Jesse Ford Truck Rentals, Inc. ("Jesse Ford") and the Company alleging that Jesse Ford and the Company wrongfully discharged him in violation of public policy after he refused to operate a vehicle he alleged failed to comply with state and federal safety regulations. In his complaint, plaintiff sought an unspecified amount of compensatory and punitive damages against both defendants.

         A trial was held on August 13-21, 1992. At the close of the plaintiff's case, the Court granted defendants' motions for directed verdicts and dismissed all claims against both defendants. The plaintiff then filed a Notice of Appeal, and both defendants cross-appealed. Currently, the parties are in the midst of preparing their appellate briefs. While the Company has a strong position on appeal, the Company is not able to state at this point whether an outcome unfavorable to the Company is either probable or remote, nor estimate the amount or range of loss in the event of an unfavorable outcome.

     (i) Allen S. Hollis.

         In late 1991, the Company received correspondence from the attorney for a terminated lease operator, Allen S. Hollis, threatening to bring suit for wrongful termination, and for alleged damage to Mr. Hollis' truck and his reputation. In or

                                 Exhibit 11 - 4
about April 1992, the matter appeared to have been settled for $3,000, and counsel for the Company drafted and sent settlement papers to Mr. Hollis' attorney. However, on April 30, 1992, Mr. Hollis' attorney, in a letter to the Company's counsel, purported to reject the settlement. Counsel for the Company responded in writing that the agreement to settle the matter was binding and enforceable. There have been no further communications between counsel for the Company and Mr. Hollis or his attorney, and no claim has been filed on Mr. Hollis' behalf.

     (j) William Faust.

         An employee of the Company, William Faust, filed a complaint on November 16, 1991 alleging a violation of Section 405 of the Surface Transportation Act and Section ll(c) of the Occupational Safety and Health Act. The employee alleges that he was suspended for complaining about safety hazards. The Company intends to defend vigorously this complaint. At the present time, the Company is unable to state whether an outcome unfavorable to the Company is either probable or remote, nor can it estimate the amount or range of loss in the event of an unfavorable outcome.

         On May 14, 1992, Faust filed a Complaint with the Wage and Hour Division, U.S. Department of Labor, alleging that he was discharged for reporting hazardous waste dumping, in violation of the employee protection ("whistleblower") provision of CERCLA, 42 U.S.C. ss. 9610. At this point in the proceedings, the Company is not able to state whether an outcome unfavorable to the Company is either probably or remote.

         (k) Environmental Litigation. The following is a summary of the environmental litigation in which the Company is involved in:

         For a number of years, the Company has been involved in discussions and negotiations with various Federal and state environmental authorities regarding two properties, one currently owned by the Company in New Jersey and one previously used by the Company in Pennsylvania, both of which have been designated as Superfund sites (the "Sites") by the United States Environmental Protection Agency ("EPA"), regarding the Company's prior waste disposal practices at the Sites conducted as part of its normal business operations.

         Subsequent to the termination of the Company's former waste disposal practices at the Sites, ground water contamination was discovered at the Sites, and for the last seven years the Company has discussed such contamination with various Federal and state environmental regulatory authorities, including the EPA, in an attempt to develop an acceptable remediation program for such contamination. During this seven year period, the Company has expended substantial funds for consulting, legal and engineering

                                 Exhibit 11 - 5
services and costs to monitor and test the ground water at and around the Sites.

         During 1991, as a result of its negotiations with the EPA regarding the Site owned by the Company in Bridgeport, New Jersey, the Company entered into a consent decree and related agreement with the EPA with respect to the first phase of an overall clean-up program to remediate the contamination at such Site and to make other related improvements. The present value of the total cost estimated by the EPA and the Company's environmental consultants to complete the first phase and related improvements is approximately $6,600,000.

         At this time no final decision has been made by the Company, and no agreement reached with the EPA or other governmental authority, as to the extent or proposed method of remediation for the other remaining phases of the clean-up program at the Bridgeport Site, and the Company cannot reasonably estimate the cost of any such additional phases, although it is expected to be substantial.

         However, with respect to the Site in Bridgeport, New Jersey, the Company has been awarded a favorable judgment, subject to appeal, against its former insurers to recover all remediation, consulting and legal costs associated with this Site. In addition, the Company has filed a similar claim with the insurers for the other Site. The Company cannot reasonably estimate the amount or timing of any potential judgment. Based upon the foregoing favorable judgment, the Company has offset expected insurance proceeds against probable environmental liabilities related to the Site in Bridgeport, New Jersey, described above. Consequently, no reserves have been set up to cover these probable liabilities. The Company has deferred $3,070,000 of current costs related to this site based upon their anticipated future recovery. These costs are classified as a deferred current asset on the consolidated balance sheet of the Parent.

         With respect to the other Site, located in Pennsylvania, the Company is currently negotiating with the EPA as to the proposed method of remediation. In 1991, EPA issued a Record of Decision for Operable Units 1 and 2 at the Site, which called for the installation of a public water supply for certain nearby residences which are currently served by granulated activated carbon ("GAC") filters and an interim groundwater treatment system. In March, 1992, EPA issued a unilateral order to the Company and another party directing them to perform the ROD. Because the public water supply contains carcinogenic substances and therefore poses a health risk to the affected residences, while the GAC filters do not pose the risk, the Company declined to comply with the unilateral order. On January 25, 1993, EPA issued a proposed remedial action plan for Operable Unit 3 at the Site which calls for thermal desorption of contaminated soils. The Company has entered comments into the administrative record

                                 Exhibit 11 - 6
challenging this proposed remedy. In view of the preliminary nature of the Company's negotiations with the EPA over the type and scope of any required remediation program at this Site, together with the absence of any final determination of the extent of the Company's involvement in the contamination there, the Company cannot reasonably estimate the cost of any remediation at the Site required to be funded by the Company, although it is expected to be substantial.

         During the third quarter of 1992, the Company entered into a settlement agreement with New York State and New York City for its share of site clean-up costs of certain landfills located in New York State. The Company has agreed to pay $1,400,000 to New York City on June 30, 1995 in full settlement of its contribution to the site remediation. The present value of this payment is reflected in the Company's environmental reserve.

         The Company is among several entities identified by EPA as having sent waste materials to the Skinner Landfill in West Chester, Ohio ("the site"). EPA has issued a unilateral order under section 106b of CERCLA requiring all named potentially responsible parties ("PRPs") to implement an interim remedy at the site. EPA has also issued a fact sheet proposing a final remedy for the site. The Company has joined a group of PRPs to comply with the section 106 order and analyze and respond to the proposed final remedy. At this time, it would be speculative to predict the nature or extent of the Company's potential exposure in this matter.

         In addition, the Company has also been named as a defendant and a potentially responsible party at a number of former waste disposal sites (each, a "PRP Site"). In these instances, the Company's involvement is relatively limited and generally arises out of shipment of wastes by or for the Company in the ordinary course of its business over many years to sites owned and operated by third parties which are now contaminated. Based on all available information, the Company believes that most of such costs will be expended over a number of years.

         The Company has recorded charges of $2,600,000 in 1992 with regard to the foregoing environmental clean-up and settlement charges. The reserve for environmental clean-up was approximately $2,200,000 and $1,500,000, respectively. This reserve is included in estimated self-insurance liabilities.

         Although the extent and timing of the litigation, settlement and possible clean-up costs at the Sites and the PRP Sites, other than the first phase of the Bridgeport Site, are not reasonably estimable at this time, except as set forth below, it is anticipated that the Company will expend substantial capital and operating expenditures with respect to such costs.

                                 Exhibit 11 - 7

In addition, Company is involved from time to time with respect to its on-going business operations in technical and other reporting violations of Federal, state and local laws, rules and regulations governing environmental matters generally, none of which has or is expected to be materially adverse to the Company or its financial condition.

          Notwithstanding the generality of the foregoing, Company is involved in the following matters:

          (1) Bridgeport Terminal: The terminal facility of Company in Logan Township, New Jersey has been subject to administrative enforcement by the United States Environmental Protection Agency ("EPA"). In 1990, EPA issued a Record of Decision for the groundwater operable unit at the site. In May 1991, Company entered into a Consent Decree with EPA allowing Company to undertake the Remedial Design and Remedial Action ("RD/RA"). The Consent Decree was entered by the United States District Court for the District of New Jersey in September, 1991. Costs associated with performing the RD/RA are estimated to be approximately $500,000 for 1993; subsequent annual costs cannot now reliably be estimated. In September, 1991, Company entered into an Administrative Order on Consent with EPA pursuant to which Company extended the Pennsgrove water supply to three area residences. This work is expected to cost approximately $350,000.

         On April 7, 1993, the United States District Court for the District of New Jersey entered an order requiring the insurers to reimburse Company for substantially all of the expenditures made to date, Aetna Casualty & Surety Company and Lloyds of London, and to be incurred in the future, related to Phase I (soil remediation), Phase II (groundwater remediation), Phase III (wetlands) and the water line at the Bridgeport site. The insurance companies have filed a notice of appeal.

         (m) William Dick Lagoons: EPA has alleged that Company disposed of hazardous substances at this site in Pennsylvania. In 1991, EPA issued a Record of Decision ("ROD") for Operable Units One and Two at the site which call for the installation of a public water supply for some residences near the site (which are currently serviced by granulated activated carbon ("GAC") units) and an interim groundwater treatment system. In November, 1991, EPA issued special notice letters to Company and another potentially responsible party, Rhom & Haas at the site soliciting a good faith offer to finance and implement the ROD. In March, 1992, EPA issued a unilateral order to Company and Rhom & Haas directing them to perform the ROD. Because the public water supply contains carcinogenic substances and therefore poses a significant health risk to the affected residences, while the GAC units post no such risk, Company declined to comply with the unilateral order. Company believes that it had sufficient cause to decline to comply and therefore that it will not suffer

                                 Exhibit 11 - 8
penalties for non-compliance. If, however, EPA performs the work, EPA may seek to recover its costs and penalties from Company. In April, 1993, EPA issued a Record of Decision which calls for thermal desorption of soils at the site. It is expected that EPA will give Company and Rohm & Haas the opportunity to perform the ROD. At this time, it would be speculative to predict the nature or extent of Company's potential exposure in this matter.

         (n) BROS: On or about January 4, 1993, Company received notice that it was one of approximately 118 potentially responsible parties at the Bridgeport Rental and Oil Services Superfund Site in Bridgeport, New Jersey (the "site"). A group of parties led by Rollins Environmental Services informed Company that it would file suit against Company and other PRPs if the PRPs did not enter an informal settlement negotiation process to resolve claims with respect to the site. Rollins and the other parties are either plaintiffs in a cost recovery action against the United States, or are defendants in a consolidated cost recovery action by the federal government. The United States has not named Company as a defendant in this suit. Chemical Leaman has elected to participate in the informal settlement process in order to avoid litigation expense. On May 22, 1993, EPA issued a Request for Information under 42 U.S.C. ss.9604(b) and
42 U.S.C. ss.6927 (the "104(e) Request") to Company regarding the BROS site. Company is currently preparing a response to the 104(e) Request. At this time, it would be speculative to predict the nature or extent of Company's potential exposure in this matter.

         (o) Gregor v. Company: Several residents living near the William Dick Lagoons site have filed suits in the Court of Common Pleas in Chester County, Pennsylvania against Company alleging property damage and personal injuries caused by releases of contaminants from the site. Company has filed preliminary objections to the plaintiff's statutory causes of action. The Court has not ruled on Company's preliminary objections. No discovery has taken place as of yet. On February 1, 1993, Company received a $5 million settlement offer from the plaintiffs which would release all non-personal injury claims. Company is currently evaluating the plaintiffs' offer and has not yet responded. At this time, it would be speculative to predict the nature or extent of Company's potential exposure in this matter.

         (p) Skinner Landfill: In May of 1991, Company received a request for information from EPA under section 104(e) of CERCLA regarding disposal of waste materials at the Skinner Landfill in West Chester, Ohio ("the site"). After a diligent search of its records, Company discovered no records indicating it sent any waste materials to the site. Nevertheless, based on deposition testimony of a former Company employee, EPA has named Company, along with several other companies, as a PRP at the site. EPA has issued under a unilateral order under section 106b of CERCLA

                                 Exhibit 11 - 9
requiring all named PRPs to implement an interim remedy at the site. EPA has also issued a fact sheet proposing a final remedy for the site. The proposed final remedy requires a multi-layer cap, groundwater control, and collection and treatment of contaminated groundwater, at an estimated cost of $5,500,000. Company has joined a group of PRPs to comply with the section 106 order, to analyze and respond to the proposed final remedy and to analyze Company's share of the cost of performing the interim remedy. Implementation of the interim remedy is currently underway. In addition, efforts to locate additional PRPs prior to implementation of a final remedy at the site are underway. No allocation of the costs associated with the final remedy has occurred, nor has Company determined whether it will contribute to the costs of the final remedy. At this time, it would be speculative to predict the nature or extent of Company's potential exposure in this matter.

         (q) Atlantic States Legal Foundation: On October 18, 1991, the Atlantic States Legal Foundation ("ASLF") notified Company of ASLF's intent to sue Company pursuant to section 326(d) of the Emergency Planning And Community Right-to-Know Act of 1986 ("EPCRA"). The notice alleged that Company had failed to submit certain documentation to appropriate authorities regarding its storage of regulated substances at its Albany, New York terminal. By letter dated December 12, 1991, Company informed the ASLF that Company was in compliance with EPCRA. In June 1992, ASLF threatened to bring an enforcement action against Company to recover civil penalties for Company's alleged past non-compliance with EPCRA if satisfactory settlement of this matter is not reached. Company believes that ASLF lacks standing to bring an action or past non-compliance. Notwithstanding, in order to avoid transaction costs associated with litigation on January 2, 1993, Company submitted an offer of settlement to ASLF which would require Company to pay $10,000 in penalties and attorneys fees and to implement a two-phased improvement of the wastewater treatment system at its Albany terminal. ASLF has not yet responded to this offer. At this time it would be speculative to predict the nature or extent of Company's potential exposure in this matter.

         (r) Seaboard Chemical Corporation: By letter dated April 15, 1991, the North Carolina Department of Environment, Health, and Natural Resources ("DEHNR") informed Company that DEHNR believed Company to be a potentially responsible party at the Seaboard Chemical Corporation site in Guilford County, North Carolina (the "site"). There are over 1,000 other PRPs at the site. Company believes it may have generated a de minimis quantity of waste at the site. Company was offered an opportunity to settle a portion of its potential liability at the Site but declined because the terms and scope of the offer were not favorable to Company. On May 29, 1992, DEHNR issued an "Imminent Hazard Order" pursuant to N.C. Stat. 130A-303 which essentially directed all PRPs to undertake surface removal and

                                 Exhibit 11 - 10
investigate suspected soil and groundwater contamination at the site. In June 1992, without admitting any liability whatsoever, Company joined a PRP organization which is funding the removal action and preliminary study of suspected soil and groundwater contamination. In connection with this effort, Company signed an Administrative Consent Order between DEHNR and Seaboard Group members in order to resolve the liability imposed by the Imminent Hazard Order, obtain a conditional release as well as a covenant not to sue from DEHNR, and to gain the benefit of contribution protection under CERCLA. The surface removal action has been completed. The preliminary study of suspected soil and groundwater contamination is underway. Thusfar, Company has paid $19,216.26 in administrative assessments at the site. We have been advised that Company currently has a credit of $3,221.60 because the per gallon assessment has been reduced as a result of newly identified waste being factored into the allocation. The PRP organization has requested additional information from its members. Details of this request shall be sent to Company under separate cover. At this time it would be speculative to predict the nature or extent of Company's potential exposure in this matter.

     (s) Buzby Brothers Landfill:

         Pursuant to a Directive, dated October 25, 1991 (the "Directive"), the State of New Jersey Department of Environmental Protection and Energy ("DEPE") ordered the Company, along with approximately 100 other recipients, to pay the State $1,752,000 for the future performance of a remedial investigation and feasibility study ("RI/FS") by the State at the Buzby Brothers Landfill (the "Landfill"), Voorhees, New Jersey. The DEPE has requested that the parties enter into a Consent Decree regarding response. As of the date of this letter, several of the respondents to the Directive, including Company, are negotiating among themselves and with the State to fund a privately performed RI/FS at the Landfill. Terms of the Decree are being negotiated. The connection of the Company to the Landfill arises from alleged use of Marvin Jonas as transporter of plant wastes during the 1960s and early 1970s. There is limited evidence that Jonas used the Landfill. There is no direct evidence that waste of the Company was disposed of at the Landfill. No litigation or discovery has been commenced against the Company.

         (t) Hellen Kramer Landfill: United States of America v. Helen Kramer, et al., C.A. No. 89-4340 (D.N.J.) and State of New Jersey v. Department of Environmental Protection v. Almo Antipollution Services Corp.. et al., C.A. No. 89-4380 (D.N.J.)

         These two cases are companion cases arising out of environmental conditions at the Helen Kramer Landfill in Mautua Township, Gloucester County, New Jersey. Both cases have been consolidated for discovery purposes in federal district court in New Jersey. The United States alleges 22 companies are liable

                                 Exhibit 11 - 11
for costs of assessing and remedying conditions at the landfill. The New Jersey state complaint, which is the only one naming the Company, alleges 56 companies are liable for the state's costs, both past and future. The defendants added an additional 285 parties as third party defendants.

         The government plaintiffs have currently estimated that the total potential liability of all responsible parties is approximately $160,000,000. Additionally, by a Multi-Site Directive and Notice to insurers, dated May 1, 1990, issued by the State, the Company and 89 other parties were directed to pay a total of $10,203,000 to reimburse the State for its costs of future study and remediation. The Company and the other recipients declined to comply with the requirements of the Multi-Site Directive.

         The Company is alleged to have used Marvin Jonas as a waste hauler. Mr. Jonas is alleged to have used this landfill for disposal. The Company denies liability for response costs at the landfill and is defending the case. A court mandated settlement procedure is currently underway. At this time, there is no firm indication as to what share of the costs will be allocated to the Company.

         (u) United States v. Rohm & Haas Company, Chemical Properties. Inc.. et al., No. 92-1517 (3d Cir.)

         This case is an appeal by Company and Rohm & Haas of joint and several liability assessed by the federal court in the eastern district of Pennsylvania. The lower court assessed both companies for costs incurred by the United States in overseeing Rohm & Haas' cleanup of a site owned in part by the Company. The government has asserted entitlement to approximately $500,000 in total costs. The Company and Rohm & Haas have entered into an agreement by which Rohm & Haas has agreed to indemnify the Company with respect to the remediation and oversight costs, if any.

     (v) Pristine Landfill

         The Company is a signatory to a judicially approved Consent Decree regarding the Pristine Landfill near Reading, Ohio. The Decree requires that the Company pay less than 1% of the costs of cleanup. It is currently estimated that liability will not exceed $150,000 over the next several years. Recently, the City of Reading has asserted a claim that its water supply may be tainted. Negotiations are underway with the City, but are too preliminary to make a determination as to the fact or amount of the Company's potential liability.

         (w) GEMS Landfill, State of New Jersey, Department of Environmental Protection ("NJDEP") v. Gloucester Environmental Services, Inc., et al., No. 84-0152 (SSB)

                                 Exhibit 11 - 12

         State of New Jersey, Department of Environmental Protection ("NJDEP")
v. Gloucester Environmental Services, Inc., et al., No. 84-0152 (5513) is pending in the United States District Court for the District of New Jersey. That action was brought in 1980 by the NJDEP against the owners and operators of the Gloucester Environmental Management Services, Inc. waste site in Gloucester Township, New Jersey (the "GEMS" site) as well as against the transporters to and generators of waste which was disposed of there. The Company is an alleged generator of waste but the volume ascribed to it, to date, falls within the "de minimis" category. The NJDEP issued initial directives to pay for certain remedial work at the site. The Company has not participated in the settlement of that phase of the litigation. Negotiations regarding the settlement of the second remedial phase of the litigation are ongoing as are discussions related to the complete settlement of the litigation insofar as it involves generators within the "de minimis" category.

         Related to the GEMS litigation described are 14 personal injury cases filed by persons residing near the landfill who claim to have contracted cancer and like injuries or to be at the risk of the same due to their proximity to the GEMS landfill. Those cases are all pending in the Superior Court of New Jersey against hundreds of defendants that were sued by NJDEP in the clean-up action described above. The personal injury cases are docketed as follows: Allen, et al. v. Township of Gloucester, et al., Docket No. L-036159-88, Baltra, et al. v. Anthony Amadei, et al., Docket No. L-081673-86, Brooks, et al. v. Township of Gloucester, et al., Docket No. L-080059-85, Burns, et al. v. Anthony Amadei, et al., Docket No. L-092398-87, Covne, et al. v. Anthony Amadei. et al., Docket No. L-081700-86, Diegel, et al. Township of Gloucester, et al., Docket No. L-068199-85, Diegel, et al. v. Anthony Amadei, et al., Docket No. L-074522-86, Dold, et al. v. Anthony Amadei, et al., Docket No. L-081592-86, Favilla, et al.
v. Anthony Amadei, et al., Docket No. L-066302-87, Lucia, et al. v. Anthony Amadei, et al., Docket No. L-081681-86, Tuzza, et al. v. Anthony Amadei, et al., Docket No. L-074521-86, Volusher, et al. v. Anthony Amadei, et al., Docket No. L-075777-86 No. L-12152-90. Almost no activity has occurred to date in these cases.

         At this time it would be speculative to predict whether an outcome unfavorable to the Company with regard to the above-described GEMS matters is either probable or remote, nor can an estimate reasonably be established of the amount or range of loss in the event of an unfavorable outcome.

         (x) David Liquid Landfill/Chemical Control: United States v. Davis and Ciba-Geigy Corp., et al. v. ARCO Chem. Co. et al., C.A. No. 90-0484P

                                Exhibit 11 - 13

         United States v. Davis and Ciba-Geigy Corp., et al. v. ARCO Chem. Co., et al., C.A. No. 90-0484P is pending in the United States District Court for the District of Rhode Island. The United States sued nine individuals and companies to recover cleanup response costs incurred at the Davis Liquid Site, located near Providence, Rhode Island. Five of the direct defendants filed third-party complaints seeking contribution pursuant to Section 113(f) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9613(f), against sixty-nine third-party defendants, including the Company.

         The third-party plaintiffs allege that the Company and fifty-eight of the other third-party defendants were former customers of Chemical Control Corporation. The theory of liability against the former Chemical Control customers is that Chemical Control shipped commingled wastes from its Elizabeth, New Jersey facility to the Davis Liquid Site. The litigation against the direct defendants has been bifurcated by a case management order. Pursuant to that order, the liability will be litigated. Settlement negotiations between the government and the third-party defendants are on-going, but the parties remain far from an agreement.

         While the Company believes that it and many other Chemical Control defendants have sound defenses to the third party plaintiffs' theory of liability, at this point in the litigation it is not able to state whether an outcome unfavorable to the Company is either probable or remote, or to provide an estimate of the potential maximum exposure.

         (y) New York City Landfills: On August 5, 1992, Company Tank Lines, Inc. ("Company") entered into a consent decree with the city and state of New York settling its liability for alleged contamination of five municipal landfills located in New York City. The decree, which was entered by the United States District Court for the Southern District of New York on August 17, 1992, obligated Company to pay the State of New York $133,227.18 by September 16, 1992, which payment was made as requested. The decree also obligates Company to pay the City of New York $1,419,183.38 on or before June 30, 1995.

         (z) Butler Tunnel: Company is one of 17 potentially responsible parties ("PRPs") who have signed an Administrative Consent Order to perform a remedial investigation/feasibility study ("RI/FS") at the Butler Tunnel site in Pittston, Pennsylvania. The study is nearing completion and the PRPs expect the United States Environmental Protection Agency ("EPA") to select the remedial action to be implemented at the site within the next few months. Until such time, it would be speculative to predict the nature or extent of Company's potential exposure in this action. The signatories to the Consent Decree have recently provided the government with

                                 Exhibit 11 - 14
information identifying numerous additional PRPs, however, which may substantially reduce Company's liability at the site.

                                 Exhibit ll - 15

                    EXHIBIT 12 MADE TO AND FORMING A PART OF
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED JANUARY 1, 1994

                       EXCEPTIONS TO NO MATERIAL ADVERSE
                                CHANGE COVENANT


                                      NONE

                    EXHIBIT 13 MADE TO AND FORMING A PART OF
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED JANUARY 1, 1994

                    SUPPLEMENTAL SCHEDULE A ATTACHED TO AND
                       INCORPORATED IN SECURITY AGREEMENT
                            DATED NOVEMBER 30, 1990


      YEAR             MAKE          MODEL           SERIAL #        VALUE
      ----             ----          -----           -------         -----






Date:
     -------------------------------


ASSOCIATES COMMERCIAL CORPORATION               CHEMICAL LEAMAN TANK LINES, INC.

BY:                                             By:
   --------------------------------                -----------------------------

                 FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT


         This First Amendment dated effective as of June 6, 1994 is by and between Chemical Leaman Tank Lines, Inc. ("Company") and Associates Commercial Corporation ("Security Party").

         WHEREAS, the Company and Secured Party are parties to a Revolving Credit Agreement dated November 30, 1990 (as amended, the "Revolving Agreement");

         WHEREAS, the Revolving Agreement was amended and restated in the Amended and Restated Revolving Agreement dated as of January 1, 1994 (the "Agreement"); and

         WHEREAS, the Company and Secured Party hereby desire to amend the Agreement, but only to the extent specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, intending to be legally bound hereby and subject to the satisfaction of the conditions hereinafter set forth, the parties hereto agree as follows:

               1. Section 5.2.(f). The language "plus the principal balance of the Company's obligations under the Receivables Agreement" set forth in Section 5.2.(f) is hereby deleted.

               2. Representations and Warranties. The Company restates the representations and warranties made in Article 2 of the Agreement on and as of the date hereof as if originally given on such date.

               3. Covenants. The Company warrants that it is in compliance and has complied with each and every covenant set forth in Article 5 of the Agreement on and as of the date hereof.

               4. Corporate Authorization. As a condition of the Secured Party's agreement to enter into and perform this Amendment, the Company will provide to Secured Party, upon request, (i) certified resolutions of the Company's board of directors authorizing the execution and delivery of this Amendment and (ii) an incumbency certificate specifying the officer(s) of the Company duly authorized to execute this Amendment.

               5. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

               6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

         IN WITNESS WHEREOF, the Company and Secured Party have caused this Amendment to be executed by their proper corporate officers thereunto duly authorized effective as of the day and year first above written.

ASSOCIATES COMMERCIAL CORPORATION          CHEMICAL LEAMAN TANK LINES, INC.

By:/s/ C.W. Staudenmayer                   By:/s/ David M. Boucher
   ------------------------------------       ---------------------------------

Title: Senior Vice President               Title: Senior Vice President/
       ---------------------------------          Chief Financial Officer
                                                  ----------------------------

                    SECOND AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This Second Amendment dated effective as of June 30, 1994 is by and between Chemical Leaman Tank Lines, Inc., a Delaware corporation ("Company") and Associates Commercial Corporation ("Secured Party").

                                  WITNESSETH:

         WHEREAS, the Company and Secured Party are parties to an Amended and Restated Revolving Credit Agreement dated as of January 1, 1994, which was amended subsequent to such date (as amended, the "Agreement"); and

         WHEREAS, the Company and Secured Party hereby desire to amend the Agreement but only to the extent specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, intending to be legally bound hereby and subject to the satisfaction of the conditions hereinafter set forth, the parties hereto agree as follows:

          1. Section l.l(a). The reference to "June 30, 1994" set forth in Section l.l(a) is hereby deleted and "June 30, 1995" is hereby substituted therefor.

          2. Section l.l(b). The reference to "June 30, 1994" set forth in
Section 1.1(b) is hereby deleted and "June 30, 1995" is hereby substituted therefor.

          3. Section 1.6. The reference to "June 30, 1994" set forth in Section
1.6 is hereby deleted and "June 30, 1995" is hereby substituted therefor.

          4. Section 1.7. The reference to "June 30, 1994" set forth in Section
1.7 is hereby deleted and "June 30, 1995" is hereby substituted therefor. The reference to "August 1, 1994" set forth in Section 1.7 is hereby deleted and "August 1, 1995" is hereby substituted therefor.

         5. Section 5.2(e). The ratios "3.97:1" and "3.82:1" set forth in
Section 5.2(e) are hereby deleted and the ratio "4.75:1" is hereby substituted therefor.

         6. Representations and Warranties. The Company restates the representations and warranties made in Article 2 of the Agreement on and as of the date hereof as if originally given on such date.

         7. Covenants. The Company warrants that it is in compliance and has complied with each and every covenant set forth in Article 5 of the Agreement on and as of the date hereof.

         8. Corporate Authorization. As a condition of the Secured Party's agreement to enter into and perform this Amendment, the Company will provide to Secured Party (i) certified resolutions of the Company's board of directors authorizing the execution and delivery of this Amendment and (ii) an incumbency certificate specifying the officer(s) of the Company duly authorized to execute this Amendment.

         9. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

         10. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

IN WITNESS WHEREOF, the Company and Secured Party have caused this Amendment to be executed by their proper Corporate officers thereunto duly authorized effective as of the day and year first above written.

ASSOCIATES COMMERCIAL CORPORATION             CHEMICAL LEAMAN TANK LINES, INC.


By:/s/ C.W. Staudenmayer                   By:/s/ [ILLEGIBLE]
   ------------------------------------       ---------------------------------

Title: Senior Vice President               Title:
       ---------------------------------          -----------------------------

                    THIRD AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This Third Amendment dated effective as of December 31, 1994 is by and between Chemical Leaman Tank Lanes, Inc., a Delaware corporation ("Company") and Associates Commercial Corporation ("Secured Party")

                                  WITNESSETH:

         WHEREAS, the Company and Secured Party are parties to an Amended and Restated Revolving Credit Agreement dated as of January 1, 1994, which was amended subsequent to such date (as amended, the "Agreement");

         WHEREAS, the Company and Secured Party hereby desire to amend the Agreement but only to the extent specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, intending to be legally bound hereby and subject to the satisfaction of the conditions hereinafter set forth, the parties hereto agree as follows:

         1. Section 5.2(f). Section 5.2(f) is hereby deleted and the following language is hereby substituted therefor:

               (f) DEBT COVERAGE. With respect to Chemical Leaman Corporation (on a consolidated basis), a ratio of Current Income to Current Obligations at all times specified not less that 1.00:1.

               "CURRENT INCOME" shall mean consolidated net income of Chemical Leaman Corporation (on a consolidated basis) for the fiscal period plus depreciation deducted during the period and amounts added to or subtracted from, as applicable, any reserve for deferred tax liability during the period minus any dividends or distributions paid or declared during the period.

               "CURRENT OBLIGATIONS" shall mean (i) the amount of all obligations owing by Chemical Leaman Corporation (on a consolidated basis) maturing within the next succeeding 365 days excluding the Company's obligations under the Loans, the revolving credit facility with CoreStates Bank, N.A. and the Receivables Agreement; plus (ii) 25% of the principal balance of the Loans and Term Loan outstanding hereunder plus the principal credit facility with CoreStates Bank, N.A. plus the principal balance of the Company's obligations under the Receivables Agreement. In calculating this ratio, Current Income shall be determined for each period based on actual Current Income for the preceding four fiscal quarters.

         2. Representations and Warranties. The Company restates the representation and warranties made in Article 2 of the Agreement on and as of the date hereof as if originally given on such date.

         3. Covenants. The Company warrants that it is in compliance and has complied with each and every covenant set forth in Article 5 of the Agreement on and as of the date hereof.

         4. Corporate Authorization. As a condition of the Secured Party's agreement to enter into and perform this Amendment, the Company will provide to Secured Party (i) certified resolutions of the Company's board of directors authorizing the execution and delivery of this Amendment and (ii) an incumbency certificate specifying the officer(s) of the Company duly authorized to execute this Amendment.

         5. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

         6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

         IN WITNESS WHEREOF, the Company and Secured Party have caused this Amendment to be executed by their property corporate officers thereunto duly authorized effective as of the day and year first above written.

CHEMICAL LEAMAN TANK LINES, INC.          ASSOCIATES COMMERCIAL CORPORATION

By:/s/ Thomas D. Schubert                 By:/s/ [ILLEGIBLE]
   ------------------------------------       ---------------------------------

Title:                                    Title: Assistant Vice President
       ---------------------------------         ------------------------------

                    FOURTH AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This Fourth Amendment dated effective as of June 30, 1995 is by and between Chemical Leaman Tank Lines, Inc., a Delaware corporation ("Company") and Associates Commercial Corporation ("Secured Party")

                                  WITNESSETH:

         WHEREAS, the Company and Secured Party are parties to an Amended and Restated Revolving Credit Agreement dated as of January 1, 1994, which was amended subsequent to such date (as amended, the "Agreement");

         WHEREAS, the Company and Secured Party hereby desire to amend the Agreement but only to the extent specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, intending to be legally bound hereby and subject to the satisfaction of the conditions hereinafter set forth, the parties hereto agree as follows:

               1. Section l.1(a). The reference to "June 30, 1995" set forth in Section l.l(a) is hereby deleted and "June 30, 1996" is hereby substituted therefor.

               2. Section l.l(b). The reference to "June 30, 1995" set forth in Section l.l(b) is hereby deleted and "June 30, 1996" is hereby substituted therefor.

               3. Section 1.6. The reference to "June 30, 1995" set forth in
Section 1.6 is hereby deleted and "June 30, 1996" is hereby substituted therefor.

               4. Section 1.7. The reference to "June 30, 1995" set forth in
Section 1.7 is hereby deleted and "June 30, 1996" is hereby substituted therefor. The reference to "August 1, 1995" set forth in Section 1.7 is hereby deleted and "August 1, 1996" is hereby substituted therefor.

               5. Section 1.9. The following language in Section 1.9 is hereby deleted:

                                   The Prime Rate         The Prime Rate
          Greater than 8.5%            plus 1%                 plus 1%

               The following language is hereby substituted for the language deleted above in this paragraph 1:

                                     The Prime Rate       The Prime Rate
          Greater than 8.5%            plus .75%             plus .75%

               6. Section 5.2(d). The reference to "$21,962,000" set forth in
Section 5.2(d) is hereby deleted and "$20,000,000" is hereby substituted therefor.

               7. Section 5.2(e). The ratio "4.75:1" set forth in Section 5.2(e) is hereby deleted and the ratio "5.50:1" is hereby substituted therefor.

               8. Section 5.2(a). The definitions of "VALUE" and "DEPRECIATION" set forth in Section 5.2(a) are hereby deleted and the following terms are substituted therefor:

                  "VALUE" of an item of Revenue Equipment shall mean:

                  (a) with respect to all Revenue Equipment listed in Schedule A attached to this Fourth Amendment ("Schedule A") the respective values thereof;

                  (b) with respect to each used item of equipment to be added as Revenue Equipment to Schedule A at a later date, (i) the value of similarly equipped Revenue Equipment of the same manufacturer, model and year listed in the appraisal prepared by John Stinson dated May 25, 1995 (the "Appraisal") less Depreciation and (ii) which does not meet the parameters of subsection (i) of this paragraph (b), the value which Secured Party and Company shall agree upon, and (iii) if subsection (i) and (ii) of this paragraph (b) are not applicable, then the appraised value which John Stinson shall determine in accordance with the method used by John Stinson under the appraisal;

                  (c) with respect to each item of equipment purchased new by the Company, which has not been used by the Company or anyone else for more than ninety (90) days at the time it is to be added as Revenue Equipment to Schedule A at a later date, the purchase cost to Company of such new item of Revenue Equipment.

                  "DEPRECIATION" for an item of Revenue Equipment as of any date of determination shall mean an amount equal to .83% of its original purchase price to the Company times (a) in the case of Revenue Equipment whose value is determined under paragraphs (a), (b)(ii), (b)(iii) or (c) above, the number of months such item of Revenue Equipment has been listed as Revenue Equipment on Schedule A and (b) in the case of Revenue Equipment whose value is determined under paragraph (b)(i) above, the number of months from the effective date hereof (i.e., June 30 , 1995) to the date of determination.

               9. Section 5.2(f). The definition of "CURRENT OBLIGATIONS" set forth in Section 5.2(f) is hereby deleted and the following terms are substituted therefor:

                  "CURRENT OBLIGATIONS" shall mean:

                   (i) the amount of all obligations owing by Chemical Leaman Corporation (on a consolidated basis) maturing within the next succeeding 365 days excluding the Company's obligations under the Loans, the revolving credit facility with CoreStates Bank, N.A. and the Receivables Agreement; plus (ii) 20% of the principal balance of the Loans and Term Loan outstanding hereunder plus the principal credit facility with CoreStates, N.A. In calculating this ratio, Current Income shall be determined for each period base upon actual Current Income for the preceding four fiscal quarters.

               10. Schedule A to Security Agreement. The Schedule A attached to this Fourth Amendment replaces the Schedule A, as amended, attached to the Security Agreement dated November 30, 1990 between the Company and Secured Party.

               11. Representations and Warranties. The Company restates the representations and warranties made in Article 2 of the Agreement on and as of the date hereof as if originally given on such date.

               12. Covenants. The Company warrants that it is in compliance and has complied with each and every covenant set forth in Article 5 of the Agreement on and as of the date hereof.

               13. Corporate Authorization. As a condition of the Secured Party's agreement to enter into and perform this Amendment, the Company will provide to Secured Party (i) certified resolutions of the Company's board of directors authorizing the execution and delivery of this Amendment and (ii) an incumbency certificate specifying the officer(s) of the Company duly authorized to execute this Amendment.

               14. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

               15. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

         IN WITNESS WHEREOF, the Company and Secured Party have caused this Amendment to be executed by their property corporate officers thereunto duly authorized effective as of the day and year first above written.

CHEMICAL LEAMAN TANK LINES, INC.            ASSOCIATES COMMERCIAL CORPORATION

By:/s/ Philip J. Ringo                    By:/s/ [ILLEGIBLE]
   ------------------------------------       ---------------------------------

Title:  President                         Title: Assistant Vice President
       ---------------------------------         ------------------------------

                    FIFTH AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This Fifth Amendment dated effective as of December 31, 1995 is by and between Chemical Leaman Tank Lines, Inc., a Delaware corporation ("Company") and Associates Commercial Corporation ("Secured Party")

                                  WITNESSETH:

         WHEREAS, the Company and Secured Party are parties to an Amended and Restated Revolving Credit Agreement dated as of January l, 1994, which was amended subsequent to such date (as amended, the "Agreement");

         WHEREAS, the Company and Secured Party hereby desire to amend the Agreement but only to the extent specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, intending to be legally bound hereby and subject to the satisfaction of the conditions hereinafter set forth, the parties hereto agree as follows:

              1. Section 5.1(a) is hereby deleted and the following inserted in lieu thereof:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available but in any event within 120 days after the end of each fiscal year, the Company will deliver to Secured Party financial statements of Chemical Leaman Corporation (consolidated) for such fiscal year. "Financial Statements" shall mean a balance sheet, a statement of earnings or loss, and a statement of changes in financial position for the fiscal year and the immediately preceding fiscal year in comparative form. Financial Statements shall be in reasonable detail with appropriate notes and be prepared in accordance with generally accepted accounting principles applied on a consistent basis and shall include consolidating balance sheets and income statements of Chemical Leaman Corporation and its subsidiaries, which consolidating balance sheets and income statements may be prepared and certified by officers of Chemical Leaman Corporation. Except as provided in this Subsection

5.1(a), the Annual Financial Statements of Chemical Leaman Corporation shall be certified (without any material qualification, exception or limiting statement or disclosure) by independent public accountants of nationally recognized standing who shall be acceptable to the Secured Party, which acceptance shall not be unreasonably withheld.

               2. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

               3. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

         IN WITNESS WHEREOF, the Company and Secured Party have caused this Amendment to be executed by their property corporate officers thereunto duly authorized effective as of the day and year first above written.

CHEMICAL LEAMAN TANK LINES, INC.             ASSOCIATES COMMERCIAL CORPORATION

By:/s/ Philip J. Ringo                    By:/s/ [ILLEGIBLE]
   ------------------------------------       ---------------------------------

Title:  President                         Title: Assistant Vice President
       ---------------------------------         ------------------------------

                    SIXTH AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This Second Amendment dated effective as of April 11, 1996 is by and between Chemical Leaman Tank Lines, Inc., a Delaware corporation ("Company~) and Associates Commercial Corporation ("Secured Party").

                                  WITNESSETH:

         WHEREAS, the Company and Secured Party are parties to an Amended and Restated Revolving Credit Agreement dated as of January 1, 1994, which was amended subsequent to such date (as amended, the "Agreement"); and

         WHEREAS, the Company and Secured Party hereby desire to amend the Agreement but only to the extent specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               1. Section 1.1(a). The reference to "June 30, 1996" set forth in
Section 1.1(a) is hereby deleted and "June 30, 1998" is hereby substituted therefor. The reference to "$22,500,000" set forth in Section 1.1(a) is hereby deleted and "$26,000,000" is hereby substituted therefor.

               2. Section 1.1(b). The reference to "June 30, 1996" set forth in Section l.l(b) is hereby deleted and "June 30, 1998" is hereby substituted therefor.

               3. Section 1.6. The reference to "June 30, 1996" set forth in
Section 1.6 is hereby deleted and "June 30, 1998" is hereby substituted therefor.

               4. Section 1.7. The reference to "June 30, 1996" set forth in
Section 1.7 is hereby deleted and "June 30, 1998" is hereby substituted therefor. The reference to "August 1, 1996" set forth in Section 1.7 is hereby deleted and "August 1, 1998" is hereby substituted therefor.

               5. Representations and Warranties. The Company restates the representations and warranties made in Article 2 of the Agreement on and as of the date hereof as if originally given on such date.

               6. Covenants. The Company warrants that it is in compliance and has complied with each and every covenant set forth in Article 5 of the Agreement on and as of the date hereof.

               7. Corporate Authorization. As a condition of the Secured Party's agreement to enter into and perform this Amendment, the Company will provide to Secured Party (i) certified resolutions of the Company's board of directors authorizing the execution and delivery of this Amendment and (ii) an incumbency certificate specifying the officer(s) of the Company duly authorized to execute this Amendment.

               8. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

               9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

IN WITNESS WHEREOF, the Company and Secured Party have caused this Amendment to be executed by their proper corporate officers thereunto duly authorized effective as of the day and year first above written.

CHEMICAL LEAMAN TANK LINES, INC.          ASSOCIATES COMMERCIAL CORPORATION

By:/s/ Philip J. Ringo                    By:/s/ C.W. Staudenmayer
   ------------------------------------       ---------------------------------

Title:  President                         Title: Senior Vice President
       ---------------------------------         ------------------------------

                   SEVENTH AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This Seventh Amendment dated effective as of June 30, 1996 is by and between Chemical Leaman Tank Lines, Inc., a Delaware corporation ("Company") and Associates Commercial Corporation ("Secured Party").

                                  WITNESSETH:

         WHEREAS, the Company and Secured Party are parties to an Amended and Restated Revolving Credit Agreement dated as of January 1, 1994, which was amended subsequent to such date (as amended, the "Agreement"); and

         WHEREAS, the Company and Secured Party hereby desire to amend the Agreement but only to the extent specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               1. Section 5.2(e). Section 5.2(e) is hereby deleted in its entirety and substituted with the following terms:

                  (e) TOTAL FUNDED DEBT TO TANGIBLE NET WORTH. A ratio of Total Funded Debt to Tangible Net Worth of Chemical Leaman Corporation which is not at any time more than 5.50:1. "Total Funded Debt" shall mean the total outstanding amount of all indebtedness for borrowed money of Chemical Leaman Corporation ("CLC") and its subsidiaries on a consolidated basis, including without limitation, (i) amounts owing to CoreStates Bank, N.A. under and pursuant to its Credit Agreement with the Company; (ii) all obligations of the Company and Fleet Transport Company, Inc. in favor of Secured Party; (iii) all indebtedness of CLC's subsidiaries pursuant to equipment loans and capital leases; (iv) all obligations of CLC's subsidiaries under operating leases discounted to present value at the rate of return which the lessee will pay on each lease; and (v) all other obligations of CLC's subsidiaries for borrowed money.

               2. Representations and Warranties. The Company restates the representations and warranties made in Article 2 of the Agreement on and as of the date hereof as if originally given on such date.

               3. Covenants. The Company warrants that it is in compliance and has complied with each and every covenant set forth in Article 5 of the Agreement on and as of the date hereof.

               4. Corporate Authorization. As a condition of the Secured Party's agreement to enter into and perform this Amendment, the Company will provide to Secured Party (i) certified resolutions of the Company's board of directors authorizing the execution and delivery of this Amendment and (ii) an incumbency certificate specifying the officer(s) of the Company duly authorized to execute this Amendment.

               5. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

               6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

         IN WITNESS WHEREOF, the Company and Secured Party have caused this Amendment to be executed by their proper corporate officers thereunto duly authorized effective as of the day and year first above written.

CHEMICAL LEAMAN TANK LINES, INC.          ASSOCIATES COMMERCIAL CORPORATION

By:/s/ Philip J. Ringo                    By:/s/ C.W. Staudenmayer
   ------------------------------------       ---------------------------------

Title:  President                         Title: Senior Vice President
       ---------------------------------         ------------------------------

                 EIGHTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

         This Eighth Amendment dated effective as of December 31, 1996 is by and between Chemical Leaman Tank Lines, Inc., a Delaware corporation ("Company") and ASSOCIATES COMMERCIAL CORPORATION ("Secured Party").

                                  WITNESSETH:

          WHEREAS, the Company and Secured Party are parties to a Revolving Credit Agreement dated January 1, 1994 ("Agreement");

          WHEREAS, the Company and Secured Party hereby desire to amend the Agreement but only to the extent specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, intending to be legally bound hereby and subject to the satisfaction of the conditions hereinafter set forth, the parties hereto agree as follows:

               1. Section 5.2 (d) TANGIBLE NET WORTH. Section 5.2(d) is hereby deleted and the following language is hereby substituted therefor:

                  (d) TANGIBLE NET WORTH. Tangible net worth (tangible assets i.e., total assets excluding patents, copyrights, capitalized research and development costs, goodwill, operating rights and other intangible assets, minus total liabilities (excluding all operating leases)) of Chemical Leaman Corporation (on a consolidated basis including the book value of all outstanding Series A, B and C Preferred Stock and including the stock subscription loan receivable in the amount of $1,520,000 due from David R. Hamilton) of not less than $20,000,000.

               2. Section 5.2(e) TOTAL FUNDED DEBT TO TANGIBLE NET WORTH.
Section 5.2(e) is hereby deleted and the following language is substituted therefor:

                  (e) TOTAL FUNDED DEBT TO TANGIBLE NET WORTH. A ratio of Total Funded Debt to Tangible Net Worth of Chemical Leaman Corporation which is not at any time more than 5.50:1. "Total Funded Debt" shall mean the total outstanding amount of all indebtedness for borrowed money of Chemical Leaman Corporation ("CLC") and its subsidiaries on a consolidated basis, including without limitation, (i) amounts owing to CoreStates Bank, N.A. under and pursuant to its Credit Agreement with the Company; (ii) all obligations of the Company and Fleet Transport Company, Inc. in favor of Secured Party; (iii) all indebtedness of CLC's subsidiaries pursuant to equipment loans and capital leases; (iv) all obligations of CLC's subsidiaries under operating leases discounted to present value at the rate of return which the lessee will pay on each lease; and (v) all other obligations of CLC's subsidiaries for borrowed money. Total Funded Debt shall be reduced by the amount of restricted cash contained in the Seller Sub-Account as that term is defined in the Pickering Way Funding Trust Pooling and Servicing Agreement dated as of May 14, 1993.

               3. Representations and Warranties. The Company restates the representations and warranties made in Article IV of the Agreement on and as of the date hereof as if originally given on such date.

     4. Covenants. The Company warrants that it is in compliance and has complied with each and every covenant set forth in Article V of the Agreement on and as of the date hereof.

     5. Corporate Authorization. As a condition of the Secured Party's agreement to enter into and perform this Amendment, the Company will provide to Secured Party (i) certified resolutions of the Company's board of directors authorizing the execution and delivery of this Amendment and (ii) an incumbency certificate specifying the officer(s) of the Company duly authorized to execute this Amendment.


     6. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.


     7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

     IN WITNESS WHEREOF, the Company and Secured Party have caused this Amendment to be executed by their proper corporate officers thereunto duly authorized effective as of the day and year first above written.


CHEMICAL LEAMAN TANK LINES, INC.             ASSOCIATES COMMERCIAL CORPORATION

By: /s/ Philip J. Ringo                      By: /s/ Robert G. Bowling
    ---------------------------                  -------------------------
Title: President                             Title: Vice President
       ------------------------                     ----------------------

                     NINTH AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This Ninth Amendment dated effective as of March 30, 1997 is by and between Chemical Leaman Tank Lines, Inc., a Delaware corporation ("Company") and Associates Commercial Corporation ("Secured Party").

                                   WITNESSETH:

         WHEREAS, the Company and Secured Party are parties to an Amended and Restated Revolving Credit Agreement dated as of January 1, 1994, which was amended subsequent to such date (as amended, the "Agreement"); and

         WHEREAS, the Company and Secured Party hereby desire to amend the Agreement but only to the extent specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               1. Section 5.2. The language "85%" in the definition of BOOK VALUE in Section 5.2.(a) of the Agreement is hereby deleted and replaced with the following language: "90%".

               2. Representations and Warranties. The Company restates the representations and warranties made in Article 2 of the Agreement on and as of the date hereof as if originally given on such date.

               3. Covenants. The Company warrants that it is in compliance and has complied with each and every covenant set forth in Article 5 of the Agreement on and as of the date hereof.

               4. Corporate Authorization. As a condition of the Secured Party's agreement to enter into and perform this Amendment, the Company will provide to Secured Party (i) certified resolutions of the Company's board of directors authorizing the execution and delivery of this Amendment and (ii) an incumbency certificate specifying the officer(s) of the Company duly authorized to execute this Amendment.

               5. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

               6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

         IN WITNESS WHEREOF, the Company and Secured Party have caused this Amendment to be executed by their proper corporate officers thereunto duly authorized effective as of the day and year first above written.


CHEMICAL LEAMAN TANK LINES, INC.            ASSOCIATES COMMERCIAL CORPORATION

By: /s/ David M. Boucher                    By: /s/ Robert G. Bowling
    ----------------------------                -------------------------------

Title: Senior Vice President                Title: Vice President
       -------------------------                   ----------------------------